As filed with the Securities and Exchange Commission on June 28, 2019

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APEX RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	5900	35-2529753
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

13191 Crossroads Pkwy N, Suite 200

City of Industry, CA 91746

(626) 910-5101

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agent Solutions, LLC

900 S. Meadows Parkway

Reno, Nevada 89521

(801) 740-0275

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Arila Zhou, Esq.

Hunter Taubman Fischer & Li LLC

1450 Broadway 26th Floor

New York, New York 10018

(212) 530-2210

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [●]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [●]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [●]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[●]	Accelerated Filer	[●]
Non-Accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	10,000,000	$1.00	$10,000,000	$1,212
Total	10,000,000	$1.00	$10,000,000	$1,212

____________

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)

There is no active trading for the securities. Although the registrant’s common stock has a par value of $0.001 per share, the registrant believes that the calculations offered pursuant to Rule 457(f)(2) are not applicable and, as such, the registrant has valued the common stock in good faith and for the purposes of the registration fee, based on $1.00 per share. In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED June 28, 2019

Registration Statement No. [●]

APEX RESOURCES, INC.

10,000,000 shares of Common Stock

This is the self-underwritten public offering of shares of common stock of Apex Resources, Inc., a Nevada corporation (the “Company” or “Apex”, “we”, “us”), par value $0.001 per share (“Common Stock”). We may offer and sell (the “Offering”) from time to time up to 10,000,000 shares of our Common Stock (the “Shares”) at a fixed price of $1.00 per share (the “Offering Price”). There is no minimum number of Shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered Shares.

Our stock is currently listed on the OTC Pink market under trading symbol APXX but there has been no active trading up to date. We also intend to apply to have our shares listed on OTCQB market once we meet the listing standards for OTCQB. However, we cannot guarantee that our shares will be approved for listing on OTCQB.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and, as such, we have elected to take advantage of certain reduced reporting requirements for this prospectus and may elect to comply with certain reduced public company reporting requirements for future filings, as applicable.

The offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling shareholder will attempt to sell the Shares pursuant to this prospectus directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, management and/or controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will be offered at a fixed price of $1.00 per share for a period of 180 days from the effective date of this prospectus. The Offering shall terminate on the earlier of (i) the date when we decide to do so until 180 days from the effective date of this prospectus, or (ii) when the Offering is fully subscribed for.

	Offering Price Per Share	Underwriting Discounts and Commissions	Proceeds to Company Before Expenses
Common Stock	$1.00	Not Applicable	$10,000,000.00
Total	$1.00	Not Applicable	$10,000,000.00

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in these shares of Common Stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is June 28, 2019

We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted.

The information in this preliminary prospectus is not complete and is subject to change. No person should rely on the information contained in this document for any purpose other than participating in our proposed offering, and only the preliminary prospectus issued on June 28, 2019, is authorized by us to be used in connection with our proposed offering. The preliminary prospectus will only be distributed by us and no other person has been authorized by us to use this document to offer or sell any of our securities.

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GLOSSARY OF DEFINED TERMS AND INDUSTRY DATA

In this prospectus, each of the following quoted terms has the meanings set forth after such term:

“Blockchain” — a digital ledger in which transactions made in bitcoin or another cryptocurrency are recorded chronologically and publicly

“Exchange Act” — The Securities Exchange Act of 1934, as amended.

“FINRA” — The Financial Industry Regulatory Authority, Inc., which is the primary regulator in the United States for broker-dealers.

“SEC” — The US Securities and Exchange Commission.

“Securities Act” — The Securities Act of 1933, as amended.

Industry Data

This prospectus also includes estimates of market size and industry data that we obtained from industry publications and surveys and internal company sources. The industry publications and surveys used by management to determine market size and industry data contained in this prospectus have been obtained from sources believed to be reliable.

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in its entirety before investing in our Common Stock, especially the risks of investing in our Common Stock, which we discuss later in “Risk Factors,” and our consolidated financial statements and related notes beginning on page 9 and page F-1, respectively.

Unless the context requires otherwise, the words the “Company,” “Apex” “we,” “us” or “our” are references to the combined business of Apex Resources Inc., a Nevada corporation. References to “China” or “PRC” are references to the People’s Republic of China, excluding Hong Kong Special Administrative Region of China, Macau Special Administrative Region of China and the Taiwan Region. References to “RMB” are to Renminbi, the legal currency of China, and all references to “$”, “USD” and dollar are to the U.S. dollar, the legal currency of the United States.

All market and industry data provided in this prospectus represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this prospectus. We are only providing textual reference of the information of market and industry data and the web addresses provided in this prospectus are not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

This prospectus contains translations of RMB amounts into USD at specified rates solely for the convenience of the reader. The relevant exchange rates are listed below:

	For the years ended
	June 30,
	2018	2017	2016
Year Ended RMB: USD exchange rate	6.6171	6.7793	6.6459
Year Average RMB: USD exchange rate	6.6090	6.7569	6.6400

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to us. Such statements should not be unduly relied upon. When used in this prospectus, forward-looking statements include, but are not limited to, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as well as statements regarding new and existing products, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing products, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions or performance, uncertainties related to conducting business in the U.S., any statements of belief or intention, and any statements or assumptions underlying any of the foregoing. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions. There are important factors that could cause actual results to vary materially from those described in this prospectus as anticipated, estimated or expected, including, but not limited to: competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; SEC regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future. Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

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ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES

Overview

Corporate Background

Apex was incorporated on March 31, 2015, under the laws of the State of Nevada. On June 15, 2015, Tadas Dabasinskas, who at the time was our sole director and officer, purchased 4,000,000 shares of our common stock for $4,000 in cash. In November 2016, we sold 1,080,000 shares of our common stock to 31 individuals at $0.04 per share, for aggregate gross proceeds of $43,200, in a registered public offering pursuant to a registration statement on Form S-1 (file number: 333-207109, the “Initial Registration Statement”) that had been declared effective by the Securities and Exchange Commission on October 4, 2016.

On March 23, 2018, Tadas Dabasinkas, the then majority shareholder, sole director and sole officer of the Company, entered into stock purchase agreements and sold an aggregate 4,000,000 shares of the common stock of the Company, or approximately 78.7% of the issued and outstanding shares of common stock of the Company as of such date, being all of the shares owned by Mr. Dabasinkas, for an aggregate $443,079 in cash. The purchasers of the shares were Sumunity Group, Inc. (“Sumunity”) and Harbor Torrance Family Trust (“Harbor”), which purchased 1,200,000 and 2,800,000 shares, respectively. Harbor also acted in part as agent for Bo Qian in purchasing 800,000 of the shares initially purchased by Harbor, which shares were resold by Harbor to Mr. Qian on or about March 31, 2018 for the same price at which they were purchased by Harbor from Mr. Dabasinkas (such transaction is sometimes referred as the “Change-of-Control Transaction” in this prospectus). The Company received no proceeds from the Change-of-Control Transaction. None of the purchasers is an affiliate of Mr. Dadasinkas.

The source of the funds used by Sumunity to purchase the shares was cash on hand from a capital contribution to Sumunity from certain of its shareholders. Those shareholders include entities whose own shareholders include Meijuan Fu As described below, Ms. Fu was appointed Chief Financial Officer of the Company in connection with the transaction described above. Additionally, Ms. Fu is the Chief Executive Officer and Chief Financial Officer of Sumunity. Harbor is also a principal shareholder of Sumunity. As also described below, effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

The source of the funds used by Harbor to purchase the shares was a private loan, including funds from Xiaoya Deng, who, as described below, was appointed as a director of the Company in connection with the transaction described above. The loan is repayable in five years and bears interest at 5% per annum.

The source of the funds used by Mr. Qian to purchase the shares was personal funds. Effective June 30, 2018, Mr. Qian was appointed a director of the Company.

In connection with the Change-of-Control Transaction, and on the same date, (i) Mr. Dabasinkas resigned as director of the Company and from all officer positions with the Company, including Chief Executive Officer and President; (ii) Xiaoya Deng, Meijuan Fu and Yuen Wong Moon were appointed as directors of the Company; (iii) Jeff Bodnar was appointed as Chief Executive Officer and President of the Company; and (iv) Meijuan Fu was appointed as Chief Financial Officer and Secretary of the Company. Effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

On March 23, 2018, in connection with the Change-of-Control Transaction, the loans from Mr. Dabasinkas were forgiven by him. Through March 23, 2018, we received a total of $1,231 through loans from Mr. Dabasinskas. The loans were interest free, unsecured, and payable on demand. Proceeds from the loans were used to open the company bank accounts and pay certain expenses.

On July 23, 2018, Sumunity entered into a securities purchase agreement with the Company and Harbor (the "SPA"). Pursuant to the SPA, Sumunity agreed to sell the 1,200,000 shares of the Company, representing Sumunity's 100% equity interest in the Company to Harbor for a consideration of $100,000. As a result, Harbor holds 3,200,000 shares of the Company, representing 63% of the issued and outstanding shares of the Company.

Our Business

Since our inception on March 31, 2015 until the Change-of-Control Transaction on March 23, 2018, we were was in the steam room products distribution business. Following the Change-of-Control Transaction on March 23, 2018, our new management decided to pursue a different business from the steam room products distribution business. The Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

We intend to pursue one or more business opportunities using Blockchain technology related products and services in various areas, such as e-commerce platforms offering online retail service involving Blockchain-as-a-service. We are in the early stages of analyzing and developing our new business model and pursuing business opportunities.

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We must raise a significant amount of capital, in the form of equity and/or debt, unless and until we have sufficient cash flow from operations. We do not anticipate any significant additional revenue until and unless we begin to execute on our new plan of operations, described herein, e-commerce platforms offering online retail service involving Blockchain-as-a-service. There is no assurance we will ever reach that stage. While there is an informal arrangement with one of our principal shareholders to provide loans to fund our working capital needs at present, there is no commitment from any person for any such capital and there can be no assurances that capital will be available to us on favorable terms, or at all.

After the Change-of-Control Transaction, we entered into an agreement dated April 26, 2018 (the “ADC Agreement”), with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which we would contribute $2 million to a new company, Apex Data Center Inc. (“ADC”), incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin would retain 20% of the equity of ADC. ADC would build a “mining pool,” or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee, with the capability of accommodating up to 100,000 dedicated servers in a facility to be built in Washington State. As of the date of this prospectus, we provided $20,000 of the required working capital amount, the source of which were loans from one of our principal shareholders. Though we entered into the ADC Agreement with a good intention to commence to the mining business, we were not able to raise sufficient fund at terms and conditions acceptable to us to carry out our obligations within the timeframe given by the ADC Agreement and the parties terminated the ADC Agreement on April 1, 2019.

Plan of Operations and Current Status

We are planning to establish e-commerce platforms offering online retail service (the “E-Commerce Platforms Project”) and are currently designing and developing our Blockchain-as-a-service that is intended for all our customers who will join our e-commerce platforms as vendors and suppliers. We feel this business model would require less capital at early stage of design and development and may potentially be profitable once established. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development of various Blockchain technology related products and acquisition of a business rather than immediate, short-term earnings.

The analysis of E-Commerce Platforms Project has been undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we are considering the following factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;
•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	Strength and diversity of management, either in place or scheduled for recruitment;
•

Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;
•	The extent to which the business opportunity can be advanced;
•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	Other relevant factors.

Blockchain technology is emerging as a major disruptive force across many industries, including those involved in online retail. Once established, we believe that our e-commerce platforms enabling Blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the online retail chain.

We anticipate that the process of developing e-commerce platforms enabling Blockchain will be complex and extremely risky. Blockchain technology is rapidly emerging and is regarded as a major disruptive force to government authorities and business organizations across many industries. Blockchain technology is still new but the impact on e-commerce could be immense. E-Commerce or online retail Blockchain applications are currently being developed and piloted with limited use cases to increase transparency and visibility across the supply chain and payment process, prove authenticity and origin of import and export goods, and accelerate flow of goods and cargos across international borders. We are in the process of completing our feasibility study of our E-Commerce Platforms Project and we anticipate the initial cost to commence our research and design of e-commence platforms involving Blockchain technology would be $5 million including the equipment costs. We also plan to seek partnership or collaboration opportunities with existing e-commerce platforms or Blockchain technology companies to reduce our capital expense and increase feasibilities. We plan to use the proceeds of this Offering to fund E-Commerce Platforms Project. However, if we are not unable to overcome the difficulties of obtaining additional financing and capital from the market, it may be extremely difficult for us to start the establishment of e-commerce platform that could fuel the organic growth of our business.

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Going Concern

Because of recurring operating losses, net operating cash flow deficits, and an accumulated deficit, our independent auditors have indicated in their report on our financial statements for the year ended June 30, 2018 that there is substantial doubt about our ability to continue as a going concern.

Implications of Our Being an “Emerging Growth Company”

Since October 4, 2016 (the date that our Initial Registration Statement was declared effective with the SEC) until now, because our total annual gross revenue was less than $1.07 billion, and we had not issued more than $1 billion in non-convertible debt in past three years or become a “large accelerated filer” as defined in Exchange Act Rule 12b-2, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise generally applicable to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or MD&A;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting for two years.

We intend to take advantage of all these reduced reporting requirements and exemptions, except the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

Certain of these reduced reporting requirements and exemptions were already available to us due to the fact that we also qualify as a “smaller reporting company” under SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding management’s assessment of internal control over financial reporting, are not required to provide a compensation discussion and analysis, are not required to provide a pay-for-performance graph or CEO pay ratio disclosure and may present only two years of audited financial statements and related MD&A disclosure.

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Employees

As the date of this prospectus, we had 3 full-time or part-time employees.

Principal Executive Office

In October 2018, in order to better execute our development plan, we moved our principal office from 150 S. Los Robles Avenue, Suite 650, Pasadena, CA 91101 to 19100 S. Susana Rd., Compton, CA 90221. Our telephone number is (626) 910-5101.

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risk associated with our business. For more discussion of these and other risk factors affecting us and our business, see the “Risk Factors” section beginning on page 9 of this prospectus.

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Summary of the Offering

Issuer	Apex Resources Inc.

Common Stock being offered by us	Up to 10,000,000 shares of Common Stock

Price per Share	1.00

Duration of the Offering	Up to 180 days

Common stock outstanding as of June 28, 2019	5,080,000 shares of Common Stock

Shares of common stock outstanding following the Offering	Up to 15,080,000

Amount of the Offering	Not applicable

Minimum purchase	Not applicable

Transfer Agent	VStock Transfer, LLC

Use of proceeds

We plan to devote the net proceeds of the offering for (i) our E-commerce Platforms Project, (ii) administrative expenses; and (iii) other general working capital and corporate matters. See the “Use of Proceeds” section beginning on page 15.

Risk Factors

An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section beginning on page 9 of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

Stock Symbol	APXX

Dividend Policy	We have no present plan to declare dividends and plan to retain our earnings to continue to grow our business.

Summary Financial Information

The following summary financial data were derived from the financial statements filed with the third fiscal quarter ended March 31, 2019 Form 10-Q and the fiscal years ended June 30, 2018 and 2017 Form 10-K. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis or Plan of Operation” beginning on page 24 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

APEX RESOURCES INC
STATEMENT OF OPERATIONS

	Year Ended June 30		Three Months Ended
	2018	2017	March 31, 2019
Revenues	$94,264	$125,386	$-
Operating Expenses	$87,985	$64,609	$182,811
Other Income (Expenses)	$-	$-	$373
Net Income (Loss)	$(76,102)	$(53,102)	$(183,184)

APEX RESOURCES INC
BALANCE SHEET

	June 30		March 31,
	2018	2017	2019
Total Assets	$80,435	$10,834	$70,247
Total Liabilities	$156,000	$14,028	$571,819
Shareholders' Deficit	$(71,794)	$(3,194)	$(501,572)
Total Liabilities and Shareholders' Equity	$80,435	$10,834	$70,247

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RISK FACTORS

Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks described below, as well as the other cautionary statements and risks described elsewhere and the other information contained in this prospectus and in our other filings with the SEC, including subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We operate in a rapidly changing environment that involves a number of risks. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these known or unknown risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on March 31, 2015 and underwent change-of-control on March 23, 2018. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance may be adversely affected.

Our business plan and growth strategy are based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

We need to secure additional financing.

We require additional funds since we have very limited operating capital and negative working capital. As of March 31, 2019, we had $13,351 in cash. Our cash as of the date of this prospectus are expected to be only sufficient to compensate our independent registered accounting firm for the review of this registration statement.

We anticipate that we will incur operating losses for the foreseeable future. Our officers have not been paid since the end of 2017. Our cash burn rate is approximately $60,937 per month, which we are currently accruing, and which may increase as we continue to spend additional cash on legal and accounting expenses in connection with this registration statement.

If we continue to incur legal and accounting costs as we work towards getting this registration statement effective, we likely will be forced to engage in a toxic financing which would be extremely dilutive to existing shareholders and would depress the price of our common stock, among other things. If we are not successful in securing additional financing including toxic funding, we will likely be required to cease operations.

Any funding we raise through the sale of our common stock will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.

We are raising capital in order for our business plan to succeed trough this offering. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares. Obtaining commercial loans, assuming those loans would be available, will increase the Company’s liabilities and future cash commitments.

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We have earned limited revenue and our ability to sustain our operations is dependent on our ability to raise financing. As a result, there is substantial doubt about our ability to continue as a going concern.

Our cash and cash equivalents is our principal source of liquidity. As of March 31, 2019, our current assets were $14,496, compared to $72,644 in current assets as June 30, 2018. In November 2016, we received $43,200 from the sale of 1,080,000 shares of common stock and incurred $8,511 offering costs related to the transaction. As of March 31, 2019, we had accumulated deficits of $548,732. As of June 30, 2018, and 2017, we had accumulated deficits of $122,725 and $50,394. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. Kirtane & Pandit LLP, our previous independent registered public accounting firm that resigned on February 1, 2019, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment is suitable.

We will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company.

If we are successful in raising the funds from this offering, we plan to start our operations described in Plan of Operation section. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

We have identified multiple material weaknesses in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act. As disclosed elsewhere in this prospectus, we identified material weaknesses in our internal control over financial reporting primarily as a result of lack of accounting staffing, insufficient policies and procedures to ensure the correct application of accounting and financing reporting with respect to the current requirements of GAAP and SEC disclosure requirements, lack of segregation of duties, no independent audit committee and no effective controlling procedures as to approval the use of the Company’s assets, and concluded that neither our disclosure controls and procedures nor our internal control over financial reporting were effective as of June 30, 2018. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective based on criteria set forth by the Committee of Sponsoring Organization of the Treadway Commission in Internal Control-An Integrated Framework (2013). We are actively engaged in developing a remediation plan designed to address these material weaknesses. If our remedial measures are insufficient to address the material weakness, or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

Any inability to attract and retain additional personnel could affect our ability to successfully grow our business.

Our future success depends on our ability to identify, attract, hire, train, retain and motivate other highly-skilled technical, managerial, editorial, merchandising, marketing and customer service personnel. Competition for such personnel is intense. Our failure to retain and attract the necessary technical, managerial, editorial, merchandising, marketing, and customer service personnel could harm our business.

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If we fail to accurately forecast our expenses and revenues, our business, prospects, financial condition and results of operations may suffer and the price of our securities may decline.

The rapidly evolving nature of our industry and the constantly evolving nature of our business, make forecasting operating results difficult. We plan to upgrade and further expand the components of our infrastructure. We may experience difficulties with upgrades of our infrastructure, and may incur increased expenses as a result of these difficulties. As a result of these potential expenditures on our infrastructure, our ability to reduce spending may become limited. Therefore, any significant shortfall in the revenues for which we have built and are continuing to build our infrastructure would likely harm our business.

We may be accused of infringing intellectual property rights of third parties.

We may be subject to legal claims of alleged infringement of the intellectual property rights of third parties. The ready availability of damages, royalties and the potential for injunctive relief has increased the defense litigation costs of patent infringement claims, especially those asserted by third parties whose sole or primary business is to assert such claims. Such claims, even if not meritorious, may result in significant expenditure of financial and managerial resources, and the payment of damages or settlement amounts. Additionally, we may become subject to injunctions prohibiting us from using software or business processes we currently use or may need to use in the future, or requiring us to obtain licenses from third parties when such licenses may not be available on financially feasible terms or terms acceptable to us or at all. In addition, we may not be able to obtain on favorable terms, or at all, licenses or other rights with respect to intellectual property we do not own in providing ecommerce services to other businesses and individuals under commercial agreements.

RISKS ASSOCIATED WITH OUR SECURITIES

The market price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the Offering Price.

The Offering Price for our Common Stock will be determined by our Company and may vary from the market price of our Common Stock following our Offering. If you purchase our Common Stock in our Offering, you may not be able to resell those shares at or above the Offering Price. Our stock is currently listed on the OTC Pink market under trading symbol APXX.  Prior to this Offering, there has been no active trading . An active, liquid and orderly trading market for our Common Stock may not develop or be maintained after this Offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. We cannot assure you that the Offering Price of our Common Stock, or the market price following our Offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our Offering. The market price of our Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

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We have broad discretion in the use of the net proceeds from our Offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our Offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our Offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Common Stock if the market price of our Common Stock increases.

You will experience immediate and substantial dilution.

The Offering Price of our shares is substantially higher than the pro forma net tangible book value per share of our Common Stock. Upon the completion of this offering, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment. See “Dilution” on page 15.

Management did not perform due diligence on market and industry data cited in this prospectus.

This prospectus includes market and industry data that has been obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. Neither we nor our management have conducted due diligence or independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. If such market and industry data turned out to be inaccurate, management’s belief and perception of our competitive strength may need to be adjusted and, as a result, our business strategy may need to be changed which may have a negative effect on our results of operations.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of internal controls over financial reporting.

Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

We historically were not in compliance with the SEC reporting requirements under the Securities Exchange Act, in any event if we become delinquent with our SEC reporting, we may not able to provide current disclosure to the public markets and our common shares may be considered highly risky.

We failed to timely file our annual report on Form 10-K for the year ended June 30, 2018 and subsequent quarterly reports for the periods ended September 30, 2018 and December 31, 2018. Though we have filed such reports with the SEC, we cannot assure you that we will always be able to timely file our periodic reports with the SEC. If we fail to provide current disclosure to the public markets, investing in our common shares may be considered highly risky.

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There is a limited market for our Common Stock, which may make it difficult for holders of our Common Stock to sell their stock.

Our stock is currently listed on the OTC Pink market under trading symbol APXX but there has been no active trading up to date. We plan to apply to be listed on OTCQB Market, but there is no assurance that we will be approved for the listing at this point. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our Common Stock, the ability of holders of our Common Stock to sell our Common Stock, or the prices at which holders may be able to sell our Common Stock. Further, many brokerage firms will not process transactions involving low price stocks, especially those that come within the definition of a “penny stock.” If we cease to be quoted, holders of our Common Stock may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock, and the market value of our Common Stock would likely decline.

Our Common Stock is deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our Common Stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. The penny stock rules generally apply to companies whose Common Stock is not listed on the Nasdaq Stock Market or other national securities exchange or trades at less than $5.00 per share. These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. Because our Common Stock is subject to the penny stock rules, investors will find it more difficult to dispose of our securities

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTC securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

If a more active trading market for our Common Stock develops, the market price of our Common Stock is likely to be highly volatile and subject to wide fluctuations, and holders of our Common Stock may be unable to sell their shares at or above the price at which they were acquired.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	quarterly variations in our revenues and operating expenses;

●	developments in the financial markets and worldwide economies;

●	announcements of innovations or services by us or our competitors;

●	announcements by the federal and state government relating to regulations that govern our industry;

●	significant sales of our Common Stock or other securities in the open market;

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●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

The rights of the holders of our Common Stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right to create a new series of preferred stock. As a result, the Board of Directors may, without stockholder approval, issue preferred stock with voting, dividend, conversion, liquidation or other rights that may adversely affect the voting power and equity interest of the holders of our Common Stock. Although we have no present intention to issue any additional shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

RISKS RELATED TO REGULATION OF OUR BUSINESS

We do not have any clients and we cannot guarantee we will ever have any. Even if we obtain clients, there is no assurance that we will make a profit.

We do not have any clients. Even if we obtain clients, there is no guarantee that we will generate a profit. If we cannot generate a profit, we will have to suspend or cease operations.

We are solely dependent upon the funds to be raised in the future to start our business, the proceeds of which may be insufficient to achieve revenues. We may need to obtain additional financing which may not be available.

We have not started our E-commerce Platform Project. We need the proceeds from this offering to initiate development on our e-commerce platforms and initiate the development of our marketing program. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Because we are small and have minimal capital, we must limit marketing of our new business to potential known clients. As a result, we may not be able to attract enough clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Because we are small and do not have much capital, we must limit marketing our products. The sale of our products via our e-commerce platform is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough clients to buy our products to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because we have only 2 officers and 3directors who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

We have only 2 officers and 3 directors who are responsible for our managerial and organizational structure which will include assessment and preparation of our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002. While most of them have no formal training in financial accounting matters, they have been reviewing the financial statements that are included in this prospectus. When our disclosure controls and procedures and internal controls over financial reporting under the Sarbanes Oxley Act of 2002 referred to above are implemented, they will be responsible for the administration of them. If they do not have sufficient expertise, they may be incapable of creating and implementing the controls which may subject us to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

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A permanent loss of data or a permanent loss of service on the internet will have an adverse effect on our operations and will cause us to cease doing business.

Our future operations will depend entirely on the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will have to cease operations and you will lose your investment.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation.

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us, which could cause us to cease operations. If that happens, you will lose your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including but not limited to “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plans,” “potential,” “predict,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

ITEM 4. USE OF PROCEEDS

Our Offering is being made on a self-underwritten basis: no minimum number of Shares must be sold in order for the offering to proceed. The Offering Price per Share is $1.00 and we intend to sell up to 10,000,000 Shares for a total of $10,000,000.

Our shareholders have funded the Company on as needed basis. For the three months ended March 31, 2019, our shareholder loaned us $163,265. For the nine months ended March 31, 2019, our shareholders have loaned us the aggregate amount of $353,913. To the extent necessary to support our business, our shareholders may loan us additional funds in the future. See “Liquidity and Capital Resources” on page 27.

We intend to use the net proceeds to carry out our e-commerce platforms project. Subject to the adjustments from time to time, our estimated cost of the project is approximately $25 million. See “E-commerce platforms Project” on page 21. If such financing is not available on terms acceptable to us, the project will be delayed until appropriate financing is available. In the event that we do not raise sufficient proceeds to satisfy such needs or if we raise additional proceeds exceeding such needs, we intend to use the proceeds from this offering in the following order to fund (i) our E-commerce platforms Project, (ii) administrative expenses; and (iii) other general working capital and corporate matters

ITEM 5. DETERMINATION OF OFFERING PRICE

The Offering Price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the Offering Price, we took into consideration our cash on hand and the amount of money we would need to implement our project. Accordingly, the Offering Price should not be considered an indication of the actual value of the securities.

ITEM 6. DILUTION

The price of the current offering is fixed at $1.00 per share. Dilution represents the difference between the Offering Price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering Price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder. The following compare the differences of your investment in our shares with the investment of our existing stockholder.

As of March 31, 2019, the net tangible book value (deficit) of our shares of Common Stock was $(558,468) or $(0.11) per share based upon 5,080,000 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 15,080,000 shares to be outstanding will be approximately $0.62 per share. The net tangible book value (deficit) of the shares held by our existing stockholder will be increased by $0.73 per share without any additional investment on their part.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 66.31% of the total number of shares then outstanding for which they will have made cash investment of $10,000,000, or $1 per share. Both the 66.31% ownership and $10,000,000 cash investment are in the aggregate. Our existing stockholders will own 33.69% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50,931 or approximately $0.01 per share.

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If 75% of the Shares Are Sold

Upon completion of this offering, in the event 7,500,000 shares are sold, the net tangible book value of the 12,580,000 shares to be outstanding will be approximately $0.55 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.66 per share without any additional investment on their part.

After completion of this offering, if 7,500,000 shares are sold, investors in the offering will own 59.62% of the total number of shares then outstanding for which they will have made cash investment of $7,500,000, or $1 per share. Both the 59.62% ownership and $7,500,000 cash investment are in the aggregate. Our existing stockholders will own 40.38% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50,931 or approximately $0.01 per share.

If 50% of the Shares Are Sold

Upon completion of this offering, in the event 5,000,000 shares are sold, the net tangible book value of the 10,080,000 shares to be outstanding will be approximately $0.43 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.54 per share without any additional investment on their part.

After completion of this offering, if 5,000,000 shares are sold, investors in the offering will own 49.60% of the total number of shares then outstanding for which they will have made cash investment of $5,000,000, or $1 per share. Both the 49.60% ownership and $5,000,000 cash investment are in the aggregate. Our existing stockholders will own 50.40% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50,931 or approximately $0.01 per share.

If 30% of the Shares Are Sold

Upon completion of this offering, in the event 3,000,000 shares are sold, the net tangible book value of the 8,080,000 shares to be outstanding will be approximately $0.29 per share. The net tangible book value of the shares held by our existing stockholder will be increased by $0.40 per share without any additional investment on their part.

After completion of this offering, if 3,000,000 shares are sold, investors in the offering will own 37.13% of the total number of shares then outstanding for which they will have made cash investment of $3,000,000, or $1 per share. Both the 37.13% ownership and $3,000,000 cash investment are in the aggregate. Our existing stockholders will own 62.87% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50,931 or approximately $0.01 per share.

If 25% of the Shares Are Sold

Upon completion of this offering, in the event 2,500,000 shares are sold, the net tangible book value of the 7,580,000 shares to be outstanding will be approximately $0.25 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.36 per share without any additional investment on their part.

After completion of this offering, if 2,500,000 shares are sold, investors in the offering will own 32.98% of the total number of shares then outstanding for which they will have made cash investment of $2,500,000, or $1 per share. Both the 32.98% ownership and $2,500,000 cash investment are in the aggregate. Our existing stockholders will own 67.02% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50,931 or approximately $0.01 per share.

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The following table compares the differences of your investment in our shares with the investment of our existing stockholder.

Existing Stockholder if all of the Shares are Sold:
Price per share	$0.01
Net tangible book value per share before offering	$(0.11)
Potential gain to existing shareholders	$9,940,538
Net tangible book value per share after offering	$0.62
Increase to present stockholder in net tangible book value per share after offering	$0.73
Capital contributions	$50,931
Number of shares outstanding before the offering	5,080,000
Number of shares after offering assuming the sale of the maximum number of shares	15,080,000
Percentage of ownership after offering	33.69% %
Purchasers of Shares in this Offering if all 100% Shares Sold
Price per share	$1.00
Dilution per share	$0.37
Capital contributions	$9,940,538

Percentage of capital contributions by existing shareholders	0.51%
Percentage of capital contributions by new investors	99.49%
Number of shares after offering held by new investors	10,000,000
Percentage of ownership after offering	66.31% %
Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$1.00
Dilution per share	$0.45
Capital contributions	$7,440,538
Percentage of capital contributions by existing shareholders	0.68%
Percentage of capital contributions by new investors	99.32%
Number of shares after offering held by new investors	12,580,000
Percentage of ownership after offering	59.62% %
Purchasers of Shares in this Offering if 50% Shares Sold
Price per share	$1.00
Dilution per share	$0.55
Capital contributions	$4,940,538
Percentage of capital contributions by existing shareholders	1.02%
Percentage of capital contributions by new investors	98.98%
Number of shares after offering held by new investors	5,000,000
Percentage of ownership after offering	49.60% %
Purchasers of Shares in this Offering if 30% Shares Sold
Price per share	$1.00
Dilution per share	$0.69
Capital contributions	$2,940,538
Percentage of capital contributions by existing shareholders	1.70%
Percentage of capital contributions by new investors	98.30%
Number of shares after offering held by new investors	3,000,000
Percentage of ownership after offering	37.13% %
Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$1.00
Dilution per share	$0.73
Capital contributions	$2,440,538
Percentage of capital contributions by existing shareholders	2.04%
Percentage of capital contributions by new investors	97.96%
Number of shares after offering held by new investors	2,500,000
Percentage of ownership after offering	32.98% %

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ITEM 7. SELLING SECURITIES HOLDERS

Not applicable

ITEM 8. PLAN OF DISTRIBUTION

We have 5,080,000 shares of Common Stock issued and outstanding as of the date of this prospectus. We are registering an additional 10,000,000 shares of our Common Stock for sale at the price of $1.00 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

We intend to offer our securities through our management and our controlling shareholder. In connection with the Company’s selling efforts in the Offering, our management and/or controlling shareholder will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our management and/or controlling shareholder is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our management and/or controlling shareholder will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Any of our management and/or controlling shareholder is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, our management and/or controlling shareholder will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Our management and/or controlling shareholder will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

We will receive all proceeds from the sale of up to 10,000,000 Shares being offered. The price per Share is fixed at $1.00 for the duration of this Offering. No public market currently exists for our shares of Common Stock. There is presently no public market for our shares of Common Stock. We intend to apply to have our shares quoted on the OTC Bulletin Board, or OTCBB, promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for quoting on OTCBB. We cannot assure you that our securities will continue to be quoted on OTCBB after this offering. We also intend to apply to have out shares listed on OTCQB market.

The Shares may be sold to purchasers from time to time directly by and subject to our discretion. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of Common Stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $1.00 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this registration statement is effective.

We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $68,462.00 ($1,212.00 of which has already been paid to cover for the offering expenses).

Offering Period and Expiration Date

This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the registration statement of which this Prospectus is part, and (iii) 180 days of the effective date of this registration statement.

We will not accept any money until this registration statement is declared effective by the SEC.

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Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must:

-	execute and deliver a subscription agreement; and

-	deliver a check or certified funds to us as instructed in the subscription agreement for acceptance or rejection.

All checks for subscriptions must be made payable to “Apex Resources Inc.” No subscription may be executed nor funds delivered prior to effectiveness of the registration statement.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 72 hours after we receive them.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized capital stock

The authorized capital of the Company is 75,000,000 common shares with a par value of $0.001 per share.

Common Stock

As of the date hereof, 5,080,000 shares of our Common Stock are issued and outstanding. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

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Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

Legal Matters

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon for us by Hunter Taubman Fischer & Li LLC, 1450 Broadway, New York, New York 10018.

Experts

The audited financial statements of Apex Resources Inc. included herein and elsewhere in the registration statement have been audited by Kirtane & Pandit LLP, independent registered public accounting firm, for the fiscal years ended June 30, 2018 and 2017.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Our Business

Since our inception on March 31, 2015 until the Change-of-Control Transaction on March 23, 2018, we were was in the steam room products distribution business. Following the Change-of-Control Transaction on March 23, 2018, our new management decided to pursue a different business from the steam room products distribution business. The Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

We intend to pursue one or more business opportunities using Blockchain technology related products and services in various areas, such as e-commerce platforms offering online retail service involving Blockchain-as-a-service. We are in the early stages of analyzing and developing our new business model and pursuing business opportunities.

We must raise a significant amount of capital, in the form of equity and/or debt, unless and until we have sufficient cash flow from operations. We do not anticipate any significant additional revenue until and unless we begin to execute on our new plan of operations, described herein, e-commerce platforms offering online retail service involving Blockchain-as-a-service. There is no assurance we will ever reach that stage. While there is an informal arrangement with one of our principal shareholders to provide loans to fund our working capital needs at present, there is no commitment from any person for any such capital and there can be no assurances that capital will be available to us on favorable terms, or at all.

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Plan of Operations and Current Status

We are planning to establish e-commerce platforms offering online retail service (the “E-Commerce Platforms Project”) and are currently designing and developing our Blockchain-as-a-service that is intended for all our customers who will join our e-commerce platforms as vendors and suppliers. We feel this business model would require less capital at early stage of design and development and may potentially be profitable once established. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development of various Blockchain technology related products and acquisition of a business rather than immediate, short-term earnings.

The analysis of E-Commerce Platforms Project has been undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we are considering the following factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;
•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	Strength and diversity of management, either in place or scheduled for recruitment;
•

Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;
•	The extent to which the business opportunity can be advanced;
•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	Other relevant factors.

Blockchain technology is emerging as a major disruptive force across many industries, including those involved in online retail. Once established, we believe that our e-commerce platforms enabling Blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the online retail chain.

We anticipate that the process of developing e-commerce platforms enabling Blockchain will be complex and extremely risky. Blockchain technology is rapidly emerging and is regarded as a major disruptive force to government authorities and business organizations across many industries. Blockchain technology is still new but the impact on e-commerce could be immense. E-Commerce or online retail Blockchain applications are currently being developed and piloted with limited use cases to increase transparency and visibility across the supply chain and payment process, prove authenticity and origin of import and export goods, and accelerate flow of goods and cargos across international borders. We are in the process of completing our feasibility study of our E-Commerce Platforms Project and we anticipate the initial cost to commence our research and design of e-commence platforms involving Blockchain technology would be $5 million including the equipment costs. We also plan to seek partnership or collaboration opportunities with existing e-commerce platforms or Blockchain technology companies to reduce our capital expense and increase feasibilities. We plan to use the proceeds of this Offering to fund E-Commerce Platforms Project. However, if we are not unable to overcome the difficulties of obtaining additional financing and capital from the market, it may be extremely difficult for us to start the establishment of e-commerce platform that could fuel the organic growth of our business.

Competition

The e-commerce market is intensely competitive. We expect competition to continue to intensify in the future. Competitors include companies with substantial customer bases in the computer and other technical fields. There can be no assurance that we can maintain a competitive position against current or future competitors, particularly those with greater financial, marketing, service, support, technical and other resources. Our failure to maintain a competitive position within the market could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current and future competitors, and competitive pressures faced by us may have a material adverse effect on our business, financial condition and results of operations.

Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well established e-commerce platforms with records of success will attract qualified clients away from us. Since we have not started operations, we cannot compete with them on the basis of reputation. We do expect to compete with them on the basis of price and product selection. In order to achieve this, we intend to be able to attract and retain customers by offering a breadth of tasteful product selection through our relationships with vendors and suppliers and enabling Blockchain in real team to accelerate individual transactions and improve the transparency of the transactions.

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Corporate History

Apex was incorporated on March 31, 2015, under the laws of the State of Nevada. On June 15, 2015, Tadas Dabasinskas, who at the time was our sole director and officer, purchased 4,000,000 shares of our common stock for $4,000 in cash. In November 2016, we sold 1,080,000 shares of our common stock to 31 individuals at $0.04 per share, for aggregate gross proceeds of $43,200, in a registered public offering pursuant to a registration statement on Form S-1 (file number: 333-207109, the “Initial Registration Statement”) that had been declared effective by the Securities and Exchange Commission on October 4, 2016.

On March 23, 2018, Tadas Dabasinkas, the then majority shareholder, sole director and sole officer of the Company, entered into stock purchase agreements and sold an aggregate 4,000,000 shares of the common stock of the Company, or approximately 78.7% of the issued and outstanding shares of common stock of the Company as of such date, being all of the shares owned by Mr. Dabasinkas, for an aggregate $443,079 in cash. The purchasers of the shares were Sumunity Group, Inc. (“Sumunity”) and Harbor Torrance Family Trust (“Harbor”), which purchased 1,200,000 and 2,800,000 shares, respectively. Harbor also acted in part as agent for Bo Qian in purchasing 800,000 of the shares initially purchased by Harbor, which shares were resold by Harbor to Mr. Qian on or about March 31, 2018 for the same price at which they were purchased by Harbor from Mr. Dabasinkas (such transaction is sometimes referred as the “Change-of-Control Transaction” in this prospectus). The Company received no proceeds from the Change-of-Control Transaction. None of the purchasers is an affiliate of Mr. Dadasinkas.

The source of the funds used by Sumunity to purchase the shares was cash on hand from a capital contribution to Sumunity from certain of its shareholders. Those shareholders include entities whose own shareholders include Meijuan Fu As described below, Ms. Fu was appointed Chief Financial Officer of the Company in connection with the transaction described above. Additionally, Ms. Fu is the Chief Executive Officer and Chief Financial Officer of Sumunity. Harbor is also a principal shareholder of Sumunity. As also described below, effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

The source of the funds used by Harbor to purchase the shares was a private loan, including funds from Xiaoya Deng, who, as described below, was appointed as a director of the Company in connection with the transaction described above. The loan is repayable in five years and bears interest at 5% per annum.

The source of the funds used by Mr. Qian to purchase the shares was personal funds. Effective June 30, 2018, Mr. Qian was appointed a director of the Company.

In connection with the Change-of-Control Transaction, and on the same date, (i) Mr. Dabasinkas resigned as director of the Company and from all officer positions with the Company, including Chief Executive Officer and President; (ii) Xiaoya Deng, Meijuan Fu and Yuen Wong Moon were appointed as directors of the Company; (iii) Jeff Bodnar was appointed as Chief Executive Officer and President of the Company; and (iv) Meijuan Fu was appointed as Chief Financial Officer and Secretary of the Company. Effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

On March 23, 2018, in connection with the Change-of-Control transaction, the loans from Mr. Dabasinkas were forgiven by him. Through March 23, 2018, we received a total of $1,231 through loans from Mr. Dabasinskas. The loans were interest free, unsecured, and payable on demand. Proceeds from the loans were used to open the company bank accounts and pay certain expenses.

After the Change-of-Control Transaction, we entered into an agreement dated April 26, 2018 (the “ADC Agreement”), with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which we would contribute $2 million to a new company, Apex Data Center Inc. (“ADC”), incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin would retain 20% of the equity of ADC. ADC would build a “mining pool,” or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee, with the capability of accommodating up to 100,000 dedicated servers in a facility to be built in Washington State. As of the date of this prospectus, we provided $20,000 of the required working capital amount, the source of which were loans from one of our principal shareholders. Though we entered into the ADC Agreement with a good intention to commence to the mining business, we were not able to raise sufficient fund at terms and conditions acceptable to us to carry out our obligations within the timeframe given by the ADC Agreement and the parties terminated the ADC Agreement on April 1, 2019.

On July 23, 2018, Sumunity entered into a securities purchase agreement with the Company and Harbor (the "SPA"). Pursuant to the SPA, Sumunity agreed to sell the 1,200,000 shares of the Company, representing Sumunity's 100% equity interest in the Company to Harbor for a consideration of $100,000. As a result, Harbor holds 3,200,000 shares of the Company, representing 63% of the issued and outstanding shares of the Company.

Self-underwritten public offering

In September 2016, we filed a registration statement on Form S-1 (file number: 333-207109, the “Initial Registration Statement”) pursuant to which we sold 1,080,000 shares of our Common at a fixed price of $0.04 per share (the “2016 Offering”). We commenced the 2016 Offering on August 1, 2014, the date the Initial Registration Statement went effective and closed the 2016 Offering on October 4, 2016. The 2016 Offering was conducted on a self-underwritten, best efforts basis whereby the management and/or controlling shareholders at that moment and sold 1,080,000 shares pursuant to the Initial Registration Statement directly to the public, with no commission or other remuneration payable to them for any shares they may sell.

Employees

We currently have 3 full-time employees.

Description of Properties

In October 2018, we moved our principal office from 150 S. Los Robles Avenue, Suite 650, Pasadena, CA 91101 to 19100 S. Susana Rd., Compton, CA 90221. We do not pay any rent for this space, which is provided by one of our principal shareholders for free. Our telephone number is (626) 910-5101. We do not own any real estate or other properties.

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We have the property set forth in the table below.

Location	Size	Leased/Owned/Granted	Function
19100 S. Susana Rd., Compton, CA 90221	464.51 square meters (approximately 5,000 square feet)	Leased	Office

Intellectual Property

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

Research and Development

We currently do not have our own research and development team.

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our shares are quoted on the OTC Pink market under the symbol “APXX” but to date there has been no active trading.

Number of Holders

As of the date of this prospectus, the 5,080,000 issued and outstanding shares of common stock were held by a total of 40 shareholders of record. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Our registered transfer agent for our common stock is VStock Transfer, LLC,. Telephone (212) 828-8436.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended June 30, 2018 and as of March 31, 2019. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business.

However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

We did not sell any equity securities which were not registered under the Securities Act during the nine months ended March 31, 2019 and the fiscal year ended June 30, 2018 that were not otherwise disclosed on our annual report on form 10-K, quarterly reports on Form 10-Q or our current reports on Form 8-K filed during these periods.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Purchase of our Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the nine months ended March 31, 2019 and the fiscal year ended June 30, 2018.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this prospectus. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) includes a comparison of the fiscal year ended June 30, 2018 to the comparable period of 2017 and three and nine months ended March 31, 2019 to the comparable periods of 2018. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs, and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Our actual results could differ materially from those discussed in the forward-looking statements. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

Apex was incorporated on March 31, 2015, under the laws of the State of Nevada. On June 15, 2015, Tadas Dabasinskas, who at the time was our sole director and officer, purchased 4,000,000 shares of our common stock for $4,000 in cash. In November 2016, we sold 1,080,000 shares of our common stock to 31 individuals at $0.04 per share, for aggregate gross proceeds of $43,200, in a registered public offering pursuant to a registration statement on Form S-1 (file number: 333-207109. The” Initial Registration Statement”) that had been declared effective by the Securities and Exchange Commission on October 4, 2016.

On March 23, 2018, Tadas Dabasinkas, the then majority shareholder, sole director and sole officer of the Company, entered into stock purchase agreements and sold an aggregate 4,000,000 shares of the common stock of the Company, or approximately 78.7% of the issued and outstanding shares of common stock of the Company as of such date, being all of the shares owned by Mr. Dabasinkas, for an aggregate $443,079 in cash. The purchasers of the shares were Sumunity Group, Inc. (“Sumunity”) and Harbor Torrance Family Trust (“Harbor”), which purchased 1,200,000 and 2,800,000 shares, respectively. Harbor also acted in part as agent for Bo Qian in purchasing 800,000 of the shares initially purchased by Harbor, which shares were resold by Harbor to Mr. Qian on or about March 31, 2018 for the same price at which they were purchased by Harbor from Mr. Dabasinkas (such transaction is sometimes referred as the “Change-of-Control Transaction” in this prospectus). The Company received no proceeds from the Change-of-Control Transaction. None of the purchasers is an affiliate of Mr. Dadasinkas.

The source of the funds used by Sumunity to purchase the shares was cash on hand from a capital contribution to Sumunity from certain of its shareholders. Those shareholders include entities whose own shareholders include Meijuan Fu as described below, Ms. Fu was appointed Chief Financial Officer of the Company in connection with the transaction described above. Additionally, Ms. Fu is the Chief Executive Officer and Chief Financial Officer of Sumunity. Harbor is also a principal shareholder of Sumunity. As also described below, effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

The source of the funds used by Harbor to purchase the shares was a private loan, including funds from Xiaoya Deng, who, as described below, was appointed as a director of the Company in connection with the transaction described above. The loan is repayable in five years and bears interest at 5% per annum.

The source of the funds used by Mr. Qian to purchase the shares was personal funds. Effective June 30, 2018, Mr. Qian was appointed a director of the Company.

In connection with the Change-of-Control Transaction, and on the same date, (i) Mr. Dabasinkas resigned as director of the Company and from all officer positions with the Company, including Chief Executive Officer and President; (ii) Xiaoya Deng, Meijuan Fu and Yuen Wong Moon were appointed as directors of the Company; (iii) Jeff Bodnar was appointed as Chief Executive Officer and President of the Company; and (iv) Meijuan Fu was appointed as Chief Financial Officer and Secretary of the Company. Effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

On March 23, 2018, in connection with the Change-of-Control transaction, the loans from Mr. Dabasinkas were forgiven by him. Through March 23, 2018, we received a total of $1,231 through loans from Mr. Dabasinskas. The loans were interest free, unsecured, and payable on demand. Proceeds from the loans were used to open the company bank accounts and pay certain expenses.

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Recent Development

Since our inception on March 31, 2015 until the Change-of-Control Transaction on March 23, 2018, we were was in the steam room products distribution business. Following the Change-of-Control Transaction on March 23, 2018, our new management decided to pursue a different business from the steam room products distribution business. The Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

We intend to pursue one or more business opportunities using Blockchain technology related products and services in various areas, such as e-commerce platforms offering online retail service involving Blockchain-as-a-service. We are in the early stages of analyzing and developing our new business model and pursuing business opportunities.

We must raise a significant amount of capital, in the form of equity and/or debt, unless and until we have sufficient cash flow from operations. We do not anticipate any significant additional revenue until and unless we begin to execute on our new plan of operations, described herein, e-commerce platforms offering online retail service involving Blockchain-as-a-service. There is no assurance we will ever reach that stage. While there is an informal arrangement with one of our principal shareholders to provide loans to fund our working capital needs at present, there is no commitment from any person for any such capital and there can be no assurances that capital will be available to us on favorable terms, or at all.

After the Change-of-Control Transaction, we entered into an agreement dated April 26, 2018 (the “ADC Agreement”), with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which we would contribute $2 million to a new company, Apex Data Center Inc. (“ADC”), incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin would retain 20% of the equity of ADC. ADC would build a “mining pool,” or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee, with the capability of accommodating up to 100,000 dedicated servers in a facility to be built in Washington State. As of the date of this prospectus, we provided $20,000 of the required working capital amount, the source of which were loans from one of our principal shareholders. Though we entered into the ADC Agreement with a good intention to commence to the mining business, we were not able to raise sufficient fund at terms and conditions acceptable to us to carry out our obligations within the timeframe given by the ADC Agreement and the parties terminated the ADC Agreement on April 1, 2019.

On July 23, 2018, Sumunity entered into a securities purchase agreement with the Company and Harbor (the "SPA"). Pursuant to the SPA, Sumunity agreed to sell the 1,200,000 shares of the Company, representing Sumunity's 100% equity interest in the Company to Harbor for a consideration of $100,000. As a result, Harbor holds 3,200,000 shares of the Company, representing 63% of the issued and outstanding shares of the Company.

Plan of Operations and Current Status

We are planning to establish e-commerce platforms offering online retail service (the “E-Commerce Platforms Project”) and are currently designing and developing our Blockchain-as-a-service that is intended for all our customers who will join our e-commerce platforms as vendors and suppliers. We feel this business model would require less capital at early stage of design and development and may potentially be profitable once established. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development of various Blockchain technology related products and acquisition of a business rather than immediate, short-term earnings.

The analysis of E-Commerce Platforms Project has been undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we are considering the following factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;
•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	Strength and diversity of management, either in place or scheduled for recruitment;
•

Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

•	The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;
•	The extent to which the business opportunity can be advanced;
•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	Other relevant factors.

Blockchain technology is emerging as a major disruptive force across many industries, including those involved in online retail. Once established, we believe that our e-commerce platforms enabling Blockchain technology could allow our customers to conduct business in more synchronized and collaborative ways to substantially increase operational efficiency and reduce trade costs across the online retail chain.

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We anticipate that the process of developing e-commerce platforms enabling Blockchain will be complex and extremely risky. Blockchain technology is rapidly emerging and is regarded as a major disruptive force to government authorities and business organizations across many industries. Blockchain technology is still new but the impact on e-commerce could be immense. E-Commerce or online retail Blockchain applications are currently being developed and piloted with limited use cases to increase transparency and visibility across the supply chain and payment process, prove authenticity and origin of import and export goods, and accelerate flow of goods and cargos across international borders. We are in the process of completing our feasilibility study of our E-Commerce Platforms Project and we anticipate the initial cost to commence our research and design of e-commence platforms involving Blockchain technology would be $5 million including the equipment costs. We also plan to seek partnership or collaboration opportunities with existing e-commerce platforms or Blockchain technology companies to reduce our capital expense and increase feasibilities. We plan to use the proceeds of this Offering to fund E-Commerce Platforms Project. However, if we are not unable to overcome the difficulties of obtaining additional financing and capital from the market, it may be extremely difficult for us to start the establishment of e-commerce platform that could fuel the organic growth of our business.

RESULTS OF OPERATIONS

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, although there can be no guarantee that we will be able to raise such capital or, if we are able to, that the terms of such financing will be favorable to our current shareholders.

Three-Month Period Ended March 31, 2019 compared to the Three-Month Period Ended March 31, 2018

Revenue, Cost of Revenue and Gross Profit

For the three months ended March 31, 2019 and March 31, 2018, we generated $0 in revenues and $0 in cost of revenue, respectively. We suspended the steam room products sales activities in April 2018 to pursue a new cryptocurrency mining business, following the change in control of March 23, 2018. As of March 31, 2019, no revenue has been generated by the new cryptocurrency mining business.

For the three months ended March 31, 2019 and March 31, 2018, our gross profit was $0, respectively. As explained above, during the three months ended March 31, 2019, no sales and cost of revenue was recorded, resulting in a $0 gross profit.

Operating Expenses

For the three months ended March 31, 2019, we incurred operating expenses of $182,811, which represents an increase in the amount of $181,281 as compared to $1,530 during the same period of 2018. While operating expenses for three months ended March 31, 2018 consists of only legal and professional expenses, the $182,811 operating expenses for the three months ended March 31, 2019 include legal and professional expenses and other expenses incurred for the development of the new cryptocurrency mining business, such as consulting fee of $12,608, legal and professional fee of $85,245, salaries and wages of $38,967, and Rent of $32,061.

Provision for (Benefit of) Income Taxes

Benefit of Income Taxes for the three months ended March 31, 2019 and 2018 was $0 and $1,298, respectively. The $1,298 benefit for the period ending March 31, 2018 is the result of a reversal of accrued estimated corporate income tax liabilities originally previously recorded on June 30, 2015. No current tax liability was provided for the three months ended March 31, 2019.

Net Loss

Our net loss for the three-month period ended March 31, 2019 was $183,184, an increase loss of $182,952 compared to a net loss of $232 during the same period of 2018. The increase in net losses is primarily caused by the increase in the Company’s operating expenses during the three-month period ended March 31, 2019.

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Nine-Month Period Ended March 31, 2019 compared to the Nine-Month Period Ended March 31, 2018

Revenue, Cost of Revenue and Gross Profit

For the nine months ended March 31, 2019, we generated $0 in revenues and $0 in cost of Revenue, compared to steam room products revenue of $60,474 and cost of revenue of $50,843 during the same period of 2018. The changes represent decreases in revenue and cost of revenue in the amounts of $60,474 and $50,843, respectively. We suspended the steam room products sales activities in April 2018 to pursue a new cryptocurrency mining business, following the change in control of March 23, 2018. As of March 31, 2019, no revenue has been generated by the new cryptocurrency mining business.

For the nine months ended March 31, 2019, our gross profit was $0, or a decrease of $9,631 from the gross profit of $9,631 during the same period of 2018. As explained above, during the nine months ended March 31, 2019, no sales and cost of revenue was recorded, resulting in a $0 gross profit.

Operating Expenses

For the nine months ended March 31, 2019, we incurred operating expenses of $425,585, which represents an increase in the amount of $420,763 as compared to $4,822 during the same period of 2018. While operating expenses for nine months ended March 31, 2018 consists of only legal and professional expenses, the $425,585 operating expenses for the nine months ended March 31, 2019 include legal and professional expenses and other expenses incurred for the development of the new cryptocurrency mining business, such as consulting fee of $70,408, legal and professional fee of $169,791, salaries and wages of $38,967, rent of $32,061 and travel expenses of $50,316.

Provision for (Benefit of) Income Taxes

Benefit of Income Taxes for the nine months ended March 31, 2019 and 2018 was $0 and $1,298, respectively. The $1,298 benefit for the period ending March 31, 2018 is the result of a reversal of accrued estimated corporate income tax liabilities originally previously recorded on June 30, 2015. No current tax liability was provided for the nine months ended March 31, 2019.

Net Loss

Our net loss for the nine-month period ended March 31, 2019 was $426,007, an increase loss of $432,114 compared to a net income of $6,107 during the same period of 2018. The increase in net losses is primarily caused by the increase in the Company’s operating expenses during the nine-month period ended March 31, 2019.

Liquidity and Capital Resources

At March 31, 2019, we had cash in bank of $13,351, a decrease by $58,148 from the cash in bank balance of $71,499 at June 30, 2018. While we received a net $353,913 loan from our related parties during the period ending March 31, 2019, our operating activities used a total of $182,811 of cash and we made a $55,751 security deposit during the nine months ended March 31, 2019, which caused the cash balance to drop substantially.

The cash in bank of $13,351 and prepaid expense of $1,145 were our only current assets as of March 31, 2019 and June 30, 2018, respectively. We had $571,819 in total current liability as of March 31, 2019, including a $57,574 of accounts payable and a $508,913 of loan from related parties, as compared to the total current liabilities of $156,000 at June 30, 2018. The balance of loan from the related parties was $155,000 as of June 30, 2018.

We have a working capital deficit as of March 31, 2019 in the amount of $557,323. For the period from inception (March 31, 2015) to March 31, 2019, we had an accumulated net loss of $548,732. Our net worth was a negative $497,801 as of March 31, 2019. This raises substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our expenses. We do not anticipate any significant revenue until and unless we begin to execute on our new plan of operations involving blockchain technology related products and services. There is no assurance we will ever reach that stage.

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Our ability to continue as a going concern is dependent upon our ability to successfully execute our new business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operation as and when they become due. Management intends to finance operating costs for the foreseeable future with loans from related parties and the issuance of equity and/or debt. There is no commitment from any person for any such capital and there can be no assurances that capital will be available to us on favorable terms, or at all.

One of our new principal shareholders has informally agreed to lend us some of the funds needed for some of our operating expenses, but he has no legal obligation to do so and may discontinue making any such loans at any time. Our failure to achieve the necessary levels of profitability or obtain the additional significant funding required to meet our expenses and other financial obligations would be detrimental to us.

Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming that the Company will continue as a going concern for one year after the date the consolidated financial statements were issued.

For the period from inception (March 31, 2015) to March 31, 2019, the company had an accumulated net loss of $548,732. The Company also had a negative net worth of $497,801 as of March 31, 2019. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The ability to continue as a going concern is dependent upon the Company’s ability to successfully execute its business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operation when they become due. Management intends to finance operating costs over the next 12 months with loans from related parties or the issuance of equity and debt securities.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018.

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The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;
b.	the product has been shipped from either Apex Resources or one of our suppliers; and
c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

The company is the primary obligor in the sales transaction. We are able to select suppliers based upon the customer’s needs, we do not have a key supplier, we have sales agreements with multiple suppliers and we are able to set the price of the product to the customer. Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

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Income taxes are calculated and accrued for U.S. taxes only. The company did not accrue any Lithuanian taxes under Lithuanian corporate rules, as we believe our business activities prior to the April 7, 2018 discontinuance of steam room products sales generated no taxable income under the local tax rules.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. The Company has adopted the amendment as of fiscal year ended June 30, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2018, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Requirement for Funding

Our cash reserves are not sufficient to meet our obligations for the next twelve month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of shares of our common stock. We may also seek to obtain short-term loans from our directors or unrelated parties, although no such arrangements have been made. We do not have any arrangements in place for any future equity financing.

Material Commitments

As of June 30, 2018 and March 31, 2019, we had no material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

(a) Resignation of Previous Independent Registered Public Accounting Firm

In mid-January, 2019, our independent auditor, Kirtane & Pandit LLP (“K&P”) notified the Board of Directors of the Company of its intended resignation as the Company’s independent registered public accounting firm. On February 1, 2019, K&P submitted its resignation letter and the Board of Directors accepted such resignation. The auditor’s report of K&P on the Company’s consolidated financial statements as of and for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through the subsequent interim period preceding K&P’s resignation, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K) between the Company and K&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of K&P would have caused K&P to make reference to the subject matter thereof in its reports for such fiscal years and interim period, or (ii) “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

We furnished a copy of this disclosure to K&P and have requested that K&P furnish us with a letter addressed to the SEC stating whether such firm agrees with the above statements or, if not, stating the respects in which it does not agree and a copy of the letter was filed with the Current Report on Form 8-K as Exhibit 16.1 dated February 4, 2019.

(b) Engagement of New Independent Registered Public Accounting Firm

On February 1, 2019, the Board of Directors ratified and approved the engagement of WWC, P.C. (“WWC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements as of and for fiscal year ending June 30, 2019 and the entry of an engagement letter dated January 25, 2019 with WWC.

During the two most recent fiscal years and through the subsequent interim period preceding WWC’s engagement, the Company has not consulted with WWC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that WWC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and the principal financial officer, we have conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Securities and Exchange Act of 1934, as of June 30, 2018. Based on this evaluation, our principal executive officer and principal financial officer concluded as of the evaluation date that our disclosure controls and procedures were not effective as of June 30, 2018, because of the material weaknesses in our internal control over financial reporting as discussed below.

Management’s Annual Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act, for the company.

Internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of its management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of our assets that could have a material effect on the consolidated financial statements.

Management recognizes that there are inherent limitations in the effectiveness of any system of internal control, and accordingly, even effective internal control can provide only reasonable assurance with respect to consolidated financial statement preparation and may not prevent or detect material misstatements. In addition, effective internal control at a point in time may become ineffective in future periods because of changes in conditions or due to deterioration in the degree of compliance with our established policies and procedures. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in there being a more than remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected.

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Management conducted an evaluation of the effectiveness of our internal control over financial reporting, as of June 30, 2018, based on the framework set forth in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation under this framework, management concluded that our internal control over financial reporting was not effective as of the evaluation date due to the factors stated below.

Management assessed the effectiveness of the Company’s internal control over financial reporting as of evaluation date and identified the following material weaknesses:

Insufficient Resources: We have an inadequate number of personnel with requisite expertise in the key functional areas of finance and accounting.

Inadequate Segregation of Duties: We have an inadequate number of personnel to properly implement control procedures.

Lack of Audit Committee and Outside Directors on the Company’s Board of Directors: We do not have a functioning audit committee or outside directors on our board of directors, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures.

Management is committed to improving its internal controls and, subject to having adequate financial resources, will (1) continue to use third-party specialists to address shortfalls in staffing and to assist the Company with accounting and finance responsibilities, (2) increase the frequency of independent reconciliations of significant accounts which will mitigate the lack of segregation of duties until there are sufficient personnel, and (3) consider appointing outside directors and audit committee members in the future.

Management has discussed the material weaknesses noted above with our independent registered public accounting firm. Due to the nature of these material weaknesses, there is a more than remote likelihood that misstatements which could be material to the annual or interim consolidated financial statements could occur that would not be prevented or detected.

Changes in Internal Controls Over Financial Reporting

There have been no changes in our internal control over financial reporting that occurred during the last fiscal quarter for our fiscal year ended June 30, 2018, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. We do not have written employment contracts or directorship contracts with our officers and directors.

The name and position of our present officers and directors are set forth below:

Name	Age	Positions

Jeff Bodnar	56	President, Chief Executive Officer, and Director
Linda Bao	61	Chief Financial Officer and Secretary
Xiaoya Deng	46	Chairperson of the Board and director
Bo Qian	49	Director

Jeff Bodnar has been our President and Chief Executive Officer since the change-of-control transaction on March 23, 2018. He was appointed as a director effective June 30, 2018. Mr. Bodnar has been a manager at Harbor Green Grains, LP and Harbor Metal Management Inc. of Compton, California since 2013. He is also the lead instructor at the Fast Lane Racing School since 2002. Mr. Bodnar holds a BFA degree from the California State University Fullerton and has served in the US Air Force Reserves as crew chief/inspection mechanic, Secret Security Clearance between 1988 and 1991.

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Linda Bao has been our Chief Financial Officer and Secretary since June 30, 2018. Ms. Bao has been the accountant for River Star Recycling Inc. since January 2013. Ms. Bao obtained a Bachelor’s degree in chemistry from Shanghai Tech University in China.

Xiaoya Deng has been a director and Chairperson of the Board of our Company since the change-of-control transaction on March 23, 2018. Ms. Deng is the founder and General Manager of Hong Kong Lisu Plastic Co. Ltd., Lisu Recycling Resources Co. Ltd. and Nanhai Lishui Lisu Plastic Co. Ltd. of Foshan, Guangdong, China. Ms. Deng has been an entrepreneur in the plastic recycling business in China and Hong Kong since the founding of these companies.

Bo Qian has been a director of our Company since June 30, 2018. Mr. Qian has been the Marketing Director of Shen Yang Sunny Shang Ye Lian Suo Qi Ye Guan Li Corporation, based in the Peoples Republic of China, since 2013. Mr. Qian holds a Bachelor’s degree in economics from Shenyang University of Finance and Economics in China.

Term of Office

Directors hold office until the next annual meeting of our shareholders and until their successors have been duly elected and qualified. Our Bylaws provide that our Board of Directors will consist of no less than one member. Our officers are appointed by, and serve at the discretion of, the Board of Directors.

Director Independence

Our Board of Directors is currently composed of three members, none of whom qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Stock Market. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members has engaged in various types of business dealings with us. In addition, our Board of Directors has not made a subjective determination as to any of our directors that no relationships exist which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, although such subjective determination is required by Nasdaq requirements. Had our Board of Directors made these determinations, our Board of Directors would have reviewed and discussed information provided by our directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

Except as described below, to the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, by any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●

been found by a court of competent jurisdiction in a civil action or by the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Corporate Governance

The business and affairs of the company are managed under the direction of our Board. We have conducted Board meetings regularly since inception. Each of our directors has attended all meetings either in person, via telephone conference, or through written consent for special meetings. In addition to the contact information in this prospectus, the Board has adopted procedures for communication with the officers and directors as the date hereof. Each stockholder will be given specific information on how he/she can direct communications to the officers and directors of the Company at our annual stockholders’ meetings. All communications from stockholders are relayed to the members of the Board.

Board Leadership Structure and Role in Risk Oversight

Our Board is primarily responsible for overseeing our risk management processes. The Board receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The Board focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our company are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our Board leadership structure supports this approach.

Our Board oversees, among other things, the company’s policies, guidelines and related practices regarding risk assessment and risk management, including the risk of fraud. As part of this endeavor, the Board reviews and assesses the Company’s major financial, legal, regulatory, environmental and similar risk exposures and the steps that management has taken to monitor and control such exposures. The Board also reviews and assesses the quality and integrity of the Company’s public reporting, the company’s compliance with legal and regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department, the effectiveness of the Company’s disclosure controls and procedures, and the adequacy and effectiveness of the company’s risk management policies and related practices.

Committees of the Board of Directors

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and the bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our Company currently does not have nominating, compensation committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors.

Our Company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The directors believe that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our directors assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

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A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, at the address appearing on the first page of this registration statement.

We believe that the member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Our Common Stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, officers, directors and principal shareholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS AND DIRECTORS COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2018, and 2017; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended June 30, 2018, and 2017.

who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Tadas Dabasinskas (1)	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jeff Bodnar (2)	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0

Meijuan Fu (3)	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0

Linda Bao (4)	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0

____________

(1)	Mr. Dabasinkas resigned as President, Secretary, and Treasurer on March 23, 2018.

(2)	Mr. Bodnar was appointed President and Chief Executive Officer on March 23, 2018.

(3)	Ms. Fu served as Chief Financial Officer and Secretary from March 23, 2018, through June 30, 2018.

(4)	Ms. Bao was appointed as Chief Financial Officer and Secretary on June 30, 2018.

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Employment Agreements

Jeff Bodnar

On April 1, 2019, the Company entered into an employment agreement with Jeff Bodnar, effective April 1, 2019, to act as the Chief Executive Officer of the Company. Mr. Bodnar’s employment agreement provides that he has been appointed for an initial term of two years. Mr. Bodnar is entitled to receive an annualized base salary of $60,000.00. Mr. Bodnar is be eligible for bonuses as determined by the board of director in its sole discretion. Mr. Bodnar is also eligible for a cash and/or equity bonus as the board of director may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Mr. Bodnar and the board of director.

Linda Bao

On April 1, 2019, the Company entered into an employment agreement with Linda Bao, effective April 1, 2019, to act as the Chief Financial Officer of the Company. Ms. Bao’s employment agreement provides that she has been appointed for an initial term of two years. Ms. Bao is entitled to receive an annualized base salary of $70,800.00. Ms. Bao is be eligible for bonuses as determined by the board of director in its sole discretion. Ms. Bao is also eligible for a cash and/or equity bonus as the board of director may determine, from time to time, based on meeting performance objectives and bonus criteria to be mutually identified by Ms. Bao and the board of director.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal years ended June 30, 2018, and 2017 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the years ended June 30, 2018, and 2017.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

36

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information, as of January 4, 2019, concerning, except as indicated by the footnotes below:

•	each person whom we know beneficially owns more than 5% of our outstanding common stock;
•	each of our directors and nominees for the board of directors;
•

our Chief Executive Officer, Chief Financial Officer, and each of our other executive officers serving as such as of June 30, 2018 (such individuals are hereafter referred to as our “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Apex Resources, Inc., 11290 S. Susana Rd., Compton, CA 90221.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 5,080,000 shares of common stock outstanding at January 4, 2019. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, restricted stock units, or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within sixty days following January 4, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (*).

The information provided in the table is based on our records, information filed with the SEC, and/or information provided to us, except where otherwise noted.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock(1)

5% Holders:

Harbor Torrance Family Trust (2)	3,200,000	63.0%

Bo Qian	800,000	15.7%

Directors and Executive Officers:

Xiaoya Deng	0	-

Jeff Bodnar	0	-

Bo Qian	800,000	15.7%

Meijuan Fu	0	-

Linda Bao	0	-

Wing Moon Yuen

All directors and executive officers as a group (6 persons)	800,000	15.7%

_____________

(1)	Based on 5,080,000 shares of Common Stock outstanding as of the date hereof.

(2)	Harbor Torrance Family Trust is a California trust with its principal business address at 19100 S Susanna Road, Compton CA 90221. Mr. Jacky Lor, the general manager of our Company responsible for the office administration, and his spouse, Mrs. Manhong Zhang are the trustees. 1,200,000 shares out of 3,200,000 shares was transferred from Sumunity Group Inc. ("Sumunity") pursuant to certain Securities Purchase Agreement entered into by and among the Company, Sumunity as the seller, and Harbor Torrance Family Trust as the buyer on July 23, 2018 for a consideration of $100,000.

37

Changes in Control

On March 23, 2018, Tadas Dabasinkas, the then majority shareholder, sole director and sole officer of Apex Resources, Inc. (the “Company”), entered into stock purchase agreements and sold an aggregate 4,000,000 shares of the common stock of the Company, or approximately 78.7% of the issued and outstanding shares of common stock of the Company as of such date, being all of the shares owned by Mr. Dabasinkas, for an aggregate $443,079 in cash. The purchasers of the shares were Sumunity Group, Inc. (“Sumunity”) and Harbor Torrance Family Trust (“Harbor”), which purchased 1,200,000 and 2,800,000 shares, respectively. Harbor also acted in part as agent for Bo Qian in purchasing 800,000 of the shares initially purchased by Harbor, which shares were resold by Harbor to Mr. Qian on or about March 31, 2018 for the same price at which they were purchased by Harbor from Mr. Dabasinkas. The Company received no proceeds from this transaction. None of the purchasers is an affiliate of Mr. Dadasinkas.

The source of the funds used by Sumunity to purchase the shares was cash on hand from a capital contribution to Sumunity from certain of its shareholders. Those shareholders include entities whose own shareholders include Meijuan Fu As described below, Ms. Fu was appointed Chief Financial Officer of the Company in connection with the transaction described above. Additionally, Ms. Fu is the Chief Executive Officer and Chief Financial Officer of Sumunity. Harbor is also a principal shareholder of Sumunity. As also described below, effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

The source of the funds used by Harbor to purchase the shares was a private loan, including funds from Xiaoya Deng, who, as described below, was appointed as a director of the Company in connection with the transaction described above. The loan is repayable in five years and bears interest at 5% per annum.

The source of the funds used by Mr. Qian to purchase the shares was personal funds. Effective June 30, 2018, Mr. Qian was appointed a director of the Company.

In connection with the transaction described above and on the same date, (i) Mr. Dabasinkas resigned as director of the Company and from all officer positions with the Company, including Chief Executive Officer and President; (ii) Xiaoya Deng, Meijuan Fu and Yuen Wong Moon were appointed as directors of the Company; (iii) Jeff Bodnar was appointed as Chief Executive Officer and President of the Company; and (iv) Meijuan Fu was appointed as Chief Financial Officer and Secretary of the Company. Effective June 30, 2018, Ms. Fu resigned as a director, Chief Financial Officer and Secretary of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; AND DIRECTOR INDEPENDENCE

Through the change-of-control transaction on March 23, 2018, we received a total of $1,231 in loans from Tadas Dabasinskas, who, at the time the loans were made, was our sole director and officer, and our principal shareholder. The loans were interest free, unsecured, and payable on demand. Proceeds from the loans were used to open the company bank accounts and pay certain expenses. On March 23, 2018, in connection with the change-of-control transaction, the loans from Mr. Dabasinkas were forgiven by him.

Following the change-of-control transaction on March 23, 2018, and through June 30, 2018, a principal shareholder loaned us a total of $155,000 for working capital purposes. The working capital loan is payable on demand and carries an interest rate of 0%.

The ADC Agreement was signed by one of our principal shareholders on our behalf. It is our intention and the intention of this shareholder that the ADC Agreement is for the benefit of the company and not for this individual.

On July 23, 2018, Sumunity entered into a securities purchase agreement with the Company and Harbor (the "SPA"). Pursuant to the SPA, Sumunity agreed to sell the 1,200,000 shares of the Company, representing Sumunity's 100% equity interest in the Company to Harbor for a consideration of $100,000. As a result, Harbor holds 3,200,000 shares of the Company, representing 63% of the issued and outstanding shares of the Company.

38

Director Independence

We currently act with three directors, consisting of Jeff Bodnar, Xiaoya Deng, and Bo Qian. We have determined that none of our directors is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our board of directors acts in such capacities. We believe that our sole member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the Common Stock in this Offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that are filed with the registration statement. For further information with respect to us and our Common Stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We will file annual, quarterly, and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may also read and copy, at the SEC’s prescribed rates, any document we file with the SEC, including the registration statement (and its exhibits) of which this prospectus is a part, at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room.

ITEM 11 A. MATERIAL CHANGES

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

39

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC and FINRA registration fees.

SEC registration fee	$1,212.00
Printing expenses	$8,000.00
Fees and expenses of counsel for the Company	$45,000.00
Fees and expenses of accountants for Company	$9,250.00
Blue Sky fees and expenses	$5,000.00
Total	$68,462.00

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (‘NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our Articles of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was our officer or director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any liability incurred by him by his own fraud or willful default.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law. Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

N/A

40

Item 16. Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation*

3.3	Bylaws*

5.1	Opinion of Hunter Taubman Fischer & Li LLC

10.1	Cooperation Agreement of Apex Data Center Inc. dated April 26, 2018**

10.2	Subscription Agreement

10.3	Termination and Release Agreement by and between Apex Resources Inc. and Chongqing Puxin Blockchain Technology Co., Ltd. dated as of May April 1, 2019***

23.1	Consent of Kirtane & Pandit LLP, Independent Registered Public Accounting Firm (resigned on February 1, 2019)

23.2	Consent of Hunter Taubman Fischer & Li LLC (included in Exhibit 5.1)

_____________

*

Previously filed; incorporated by reference to the identically named exhibit filed with the registration statement on Form S-1 (File No. 333-207109) filed with the Securities and Exchange Commission on September 24, 2015.

**	Previously filed; incorporated by reference to the identically named exhibit filed with the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2018.
***	Previously filed; incorporated by reference to Exhibit 10.2 filed with the quarterly report on Form 10-Q/A filed with the Securities and Exchange Commission on May 21, 2019.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

41

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant issuer hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

(8) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

42

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of California, United States, on June 28, 2019.

Apex Resources Inc.

By:	/s/ Jeff Bodnar
Jeff Bodn a r
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CEO its true and lawful attorney-in-fact, with full power of substitution and resubstitution for its and in its name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Jeff Bodnar	President, Chief Executive Officer	June 28, 2019
Jeff Bodnar	(principal executive officer), and Director

/s/ Linda Bao	Secretary, Treasurer, and Chief Financial Officer	June 28, 2019
Linda Bao	(principal financial officer and principal accounting officer)

/s/ Xiaoya Deng	Chairperson of the Board (director)	June 28, 2019
Xiaoya Deng

/s/ Bo Qian	Director	June 28, 2019
Bo Qian

43

APEX RESOURCES INC.

CONSOLIDATED FINANCIAL STATEMENTS

F-1

KIRTANE & PANDIT LLP CHARTERED ACCOUNTANTS

H-16, Saraswat Colony, Sitladevi Temple Road, Mahim (W), Mumbai 400016

T: 91-22-24444119 Email:kpcamumbai@kirtanepandit.com

To the Board of Directors and Stockholders’ Apex Resources Inc.

19100 S. Susana Rd.

Compton, CA 90221

Report of Independent Registered Public Accounting Firm

Opinion on the Consolidated Financial Statements

We have audited the accompanying balance sheet of Apex Resources Inc. (the “Company”) as of June 30, 2018, and June 30, 2017, the related statements of operations, changes in shareholders’ equity, and cash flows for each of the two years in the period ended June 30, 2018, and the related notes ( collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financials position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis of Opinion

The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We have served as the Company’s auditor since December 2016.

We are public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error of fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosers in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

The accompanying consolidated financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the company has incurred a net loss of $122,725 since inception and has a negative net worth of $75,565 as of June 30, 2018. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The ability to continue as a going concern is dependent upon the Company’s ability to successfully execute its business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operation when they become due. Management intends to finance operating costs over the next 12 months with loans from related parties or the issuance of equity and debt securities. Management has also given its plan in regard to these matters which are described in Note 3 to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to the matter.

For Kirtane & Pandit LLP

Chartered Accountants

FRN: 105215W/W100057

PCAOB FIRM ID NO 5686

Milind Bhave

Partner

Membership No. 047973

Place: Mumbai, India

Date: June 28, 2019

F-2

APEX RESOURCES INC
CONSOLIDATED BALANCE SHEETS (Audited)

	June 30, 2018	June 30, 2017

ASSETS

CURRENT ASSETS
Cash and cash equivalent	$71,499	$2,756
Prepaid expense	1,146	-
TOTAL CURRENT ASSETS	72,644	2,756

FIXED ASSETS
Building	4,328	4,328
Accumulated Depreciation - Building	(865)	(577)
Land	4,328	4,328

TOTAL FIXED ASSETS	7,791	8,078

TOTAL ASSETS	$80,435	$10,834

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$1,000	$10,000
Accrued Expenses	-	1,500
Loan Payable - Due to Shareholder	155,000	1,231
Income Tax Payable	-	1,297

TOTAL LIABILITIES	$156,000	$14,028

STOCKHOLDERS’ EQUITY
Common stock: authorized 75,000,000; $0.001 par value; 5,080,000 shares issued and outstanding at June 30, 2018 and June 30, 2017	$5,080	$5,080
Additional Paid In Capital	45,851	42,120
Profit (loss) accumulated during the development stage	(122,725)	(50,394)

Total Stockholders’ Equity Attributable to Apex Resources Inc.	$(71,794)	$(3,194)
Noncontrolling Interests	(3,771)	-
Total Equity	(75,565)	(3,194)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$80,435	$10,834

The accompanying notes are an integral part of these consolidated financial statements

F-3

APEX RESOURCES INC
CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)

	Year	Year
	Ended	Ended
	June 30, 2018	June 30, 2017
REVENUES
Sales:
Merchandise Sales	$94,264	$125,386
Total Income	$94,264	125,386

Cost of Goods Sold:
Purchases - Resale Items	$83,679	$113,880
Total Cost of Goods Sold	$83,679	113,880

Gross Profit	$10,584	11,507

Operating Expenses:
General and administrative	$83,403	$21,221
Depreciation	289	289
Advertising & Promotion	4,293	43,100

Total Expenses	87,985	64,609

Loss Before Income Tax	$(77,400)	$(53,102)

Provision (Benefit) for Income Tax	(1,298)	-

Net Loss Including Noncontrolling Interests for Period	(76,102)	(53,102)
Less: Net Loss Attributable to Noncontrolling Interests	3,771
Net Loss Attributable to Apex Resources Inc.	(72,331)	(53,102)
Net gain (loss) per share:
Basic and diluted	$(0.01)	$(0.01)

Weighted average number of shares outstanding:
Basic and diluted	5,080,000	5,080,000

The accompanying notes are an integral part of these consolidated financial statements

F-4

APEX RESOURCES INC
Consolidated STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
From Inception March 31, 2015 to June 30, 2018
(Audited)

	Common Stock		Additional	Accumulated	Total
	Number of	Par	Paid in	Gain	Shareholders’	Noncontrolling
	Shares	Value	Capital	(Deficit)	Equity	Interests

Balance, March 31, 2015 (Inception)

Common Shares issued:
for cash on June 15, 2015	4,000,000	4,000			4,000

Net gain (loss)				6,334	6,334	-
Balance, June 30, 2015	4,000,000	4,000	-	6,334	10,334	-

Net gain (loss)				(3,625)	(3,625)	-
Balance, June 30, 2016	4,000,000	4,000	-	2,708	6,708	-

Common Shares issued:
for cash in November 2016	1,080,000	1,080	42,120		43,200	-

Net gain (loss)				(53,102)	(53,102)	-
Balance, June 30, 2017	5,080,000	5,080	42,120	(50,394)	(3,194)	-

Shareholder contribution (change in control)			3,731		3,731	-
Net gain (loss)				(72,331)	(72,331)	(3,771)
Balance, June 30, 2018	5,080,000	5,080	45,851	(122,725)	(71,794)	(3,771)

The accompanying notes are an integral part of these consolidated financial statements

F-5

APEX RESOURCES INC
Consolidated Statements of Cash Flows
(Audited)

	Year ended	Year ended
	June 30, 2018	June 30, 2017
Operating Activities
Net Income (Loss) including noncontrolling interests	(76,102)	(53,102)
Adjustment to reconcile net loss to net cash used in operating activities
Depreciation	289	289
Changes in operating assets and liabilities
Prepaid purchase	(1,146)	-
Accounts payable	(9,000)	10,000
Accrued expenses	(1,500)	1,500
Income tax payable	(1,298)	-
Net cash used in operating activities	(88,757)	(41,314)

Investing Activities
Net cash provided by (used in) investing activities	-	-

Financing Activities
Proceeds from issuance of common stock	-	43,200
Proceeds from loan from Director	2,500	800
Loan from director	155,000
Net cash provided by financing activities	157,500	44,000

Net increase (decrease) in cash and cash equivalents	$68,743	$2,686

Cash and equivalents at beginning of the period	2,756	70

Cash and equivalents at end of the period	$71,499	$2,756

Supplemental cash flow information:
Cash paid for:
Interest	$-	$-
Taxes	$-	$-

Significant non-cash transactions:
Discharged loan from Director converted to additional paid-in capital	$3,731	$-

The accompanying notes are an integral part of these consolidated financial statements

F-6

Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

Note 1: Organization and Basis of Presentation

Apex Resources Inc (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on March 31, 2015.

Sales of Steam Room Products

Prior to April 7, 2018, the Company was engaged in the business of selling high quality stream room products at competitive prices. The Company conducted the steam room sales operation from its principal office in Lithuania. The Company’s purchases and sales prices were both quoted in the U.S. Dollars and, therefore, used the U.S. Dollar as its functional currency to account for the financial position and results of operations of the steam room products sales activities.

On March 23, 2018, a change in control of the Company occurred, pursuant to which three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or approximately 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas, pursuant to that certain Securities Purchase Agreement (the “SPA”). Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions; and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas. As a result, the Company recorded additional paid-in capital as of March 23, 2018 for the $3,731 debt discharged by Mr. Dabasinkas. See Note 6: “Debt Discharge” and Note 8: “Change in Control”, for additional details.

After the end of the period, the Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

Data Center Hosting Services

The Company entered into an agreement dated April 26, 2018 (the “ADC Agreement”), with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which the Company will contribute $2.0 million to a new company, Apex Data Center Inc. (“ADC”) incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin will retain 20% of the equity of ADC. ADC will build a “mining pool”, or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee with the capability of accommodating up to 100,000 dedicated servers in a facility to be built in Washington State. While the Company does not currently own any rig machine, it is expected to receive and host 2,000 to 3,000 rig machines owned by Puxin in China into ADC’s facilities in the first phase. The Company will either host additional machines for other third parties or raise the capital to acquire additional machines. The target is to host a total of 10,000 rig machines in the facility in the next 12 months.

Under the ADC agreement, the Company has agreed to invest a total of $2 million for the construction and operation of the new ADC data center. Puxin will offer its expertise and assist the Company to design, budget, construct, and manage the day-to-day operations of the new ADC data center. Upon execution of the ADC Agreement, the Company is required to provide the first $280,000 of its total $2 million investment to ADC as working capital for development of the new ADC data center. To date, the Company has provided $20,000 of the required working capital.

If the Company fails to make its total capital contribution of $2 million, Puxin may increase its capital contribution for any unfulfilled amount, diluting the Company’s ownership interest in ADC proportionately. Alternatively, the parties may agree to admit a third party as a new investor, with the resulting dilution in ownership of ADC being borne completely by the Company.

F-7

Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

The Company’s consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and are expressed in the U.S. dollars. The Company’s fiscal year-end is June 30.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification (“ASC”), thereby removing the financial reporting distinction between development stage entities and other reporting entities from the U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the consolidated financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements for the Company.

The accompanying consolidated financial statements include the consolidated accounts of Apex Resources Inc. and its 80%-owned subsidiary Apex Data Center Inc., which was incorporated on April 24, 2018. Significant intercompany transactions and balances have been eliminated. The consolidated financial statements and related disclosures as of June 30, 2018 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, all references to “Apex”, “Apex Resources”, “we”, “us”, “our” or the “company” are to Apex Resources, Inc. and its subsidiary.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-8

Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;
b.	the product has been shipped from either Apex Resources or one of our suppliers; and
c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

The company is the primary obligor in the sales transaction. We are able to select suppliers based upon the customer’s needs, we do not have a key supplier, we have sales agreements with multiple suppliers and we are able to set the price of the product to the customer. Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-9

Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Income taxes are calculated and accrued for U.S. taxes only. The company did not accrue any Lithuanian taxes under Lithuanian corporate rules, as we believe our business activities prior to the April 7, 2018 discontinuance of steam room products sales generated no taxable income under the local tax rules.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. The Company has adopted the amendment as of fiscal year ended June 30, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2018, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3: Going Concern

The accompanying consolidated financial statements and notes have been prepared assuming that the Company will continue as a going concern for one year after the date the consolidated financial statements were issued.

For the period from inception (March 31, 2015) to June 30, 2018, the Company had an accumulated net loss of $122,725. The Company also had a negative net worth of $75,565 as of June 30, 2018. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued.

The ability to continue as a going concern is dependent upon the Company’s ability to successfully execute its business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operation when they become due. Management intends to finance operating costs over the next 12 months with loans from related parties or the issuance of equity and debt securities.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-10

 Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

Note 4: Concentrations

Our steam room product sales were concentrated with only one customer. Sales were made without collateral and the credit-related losses were insignificant or non-existent. Accordingly, there was no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

In June 2015, the Company’s former Director and President Tadas Dabasinkas made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $105 which was carried as a loan payable. On January 31, 2016, Mr. Dabasinkas loaned the company an additional $326. During the year ended June 30, 2017, Mr. Dabasinkas paid an invoice for $800 on behalf of the Company. The balance of the loans at June 30, 2017, was $1,231. The loan is non-interest bearing, unsecured and due upon demand.

As of March 23, 2018, the outstanding principal balance of such loans from and advances by Mr. Dabasinkas was in the amount of $3,731. As a result of the change in control on March 23, 2018, and as more fully described in Note 11, “Change in Control”, the entire unpaid principal balance of these loans was discharged by Mr. Dabasinkas. The balance of the loans payable to Mr. Dabasinkas as of June 30, 2018, was $0.

Between March 23, 2018 (the date of the Change in Control as explained in Note 11), and June 30, 2018, a principal shareholder Harbor Torrance Family Trust loaned a total $155,000 to the Company as working capital. The Company has not made any repayment to the $155,000 loan as of June 30, 2018. The loan is payable on demand and carries an interest rate of 0%.

Note 7: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On June 15, 2015, the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000. As of June 30, 2018, there were no outstanding stock options or warrants.

In November 2016, the Company sold and issued 1,080,000 shares at $0.04 per share pursuant to its recent offering on a Registration Statement on Form S-1. The shares were issued to 31 independent shareholders for proceeds of $43,200.

Note 8: Fixed Assets

On June 30, 2015, the Company purchased land and a small office located at Aytaus g. 100, Varena, Lithuania. The purchase price of $8,655 was allocated as $4,327.50 for the building and $4,327.50 for the land. Prior to March 23, 2018, the Company utilized the space as its primary office.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Land – 0 years

Buildings – 15 years

Office Equipment – 7 years

For the year ended June 30, 2018, the Company recorded depreciation expense of $289 for the building.

F-11

Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

Note 9: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s consolidated financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Apex Resources Inc. was registered in the State of Nevada and has been subject to the tax law of the United States of America and a federal corporate statutory tax rate of 21% starting January 1, 2018.

As of June 30, 2018, the Company had net operating loss carry forwards of approximately $122,725 that may be available to reduce future years’ taxable income through 2035 and 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these consolidated financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Provision (benefit) of income taxes for the years ended June 30, 2018 and 2017, were $1,298 and $0, respectively. The income tax benefit for the year ended June 30, 2018, results from a March 31, 2018 reversal of previously accrued income tax payable in the amount of $1,298.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s consolidated financial statements and prescribes a recognition threshold and measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance.

F-12

Apex Resources Inc

Notes to the Audited Consolidated Financial Statements

June 30, 2018

	Year Ended June 30, 2018	Year Ended June 30, 2017

Deferred tax assets:
Net operating tax carryforward	$122,725	$50,394
Tax rate	21%	34%
Gross deferred tax assets	25,772	17,134
Valuation allowance	(25,772)	(17,134)

Net deferred tax assets	$-	$-

Note 10: Related Party Transactions

The Company has related party loan transactions involving the Company’s former director and a principal shareholder. The nature and details of these transactions are described in Note 6: Debt.

Note 11: Change in Control

On March 23, 2018, three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas pursuant to the SPA. Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions, and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas.

Note 12: Subsequent Events

The Company has evaluated events subsequent through the date these consolidated financial statements have been issued, January 11, 2019, to assess the need for potential recognition or disclosure in this prospectus. Such events were evaluated through the date these consolidated financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the consolidated financial statements.

F-13

APEX RESOURCES INC
Condensed Consolidated Balance Sheets
(Stated in U.S. Dollars)

	September 30, 2018	June 30, 2018
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$14,964	$71,499
Prepaid expense	1,145	1,145
Total Current Assets	16,109	72,644

Fixed Assets
Building	-	4,328
Accumulated Depreciation - Building	-	(865)
Land	-	4,328
Total Fixed Assets	-	7,791

Total Assets	$16,109	$80,435

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts Payable	10,125	1,000
Loan from Shareholders	252,648	155,000
Total Current Liabilities	262,773	156,000

Total Liabilities	$262,773	$156,000

Stockholders’ Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 5,080,000 shares issued and outstanding	5,080	5,080
Additional paid-in-capital	45,851	45,851
Deficit accumulated during the development stage	(293,824)	(122,725)
Total Stockholders’ Deficit - Apex Resources	(242,893)	(71,794)
Noncontrolling interests	(3,771)	(3,771)
Total Stockholders’ Deficit	(246,664)	(75,565)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$16,109	$80,435

The accompanying notes are an integral part of these condensed consolidated financial statements

F-14

APEX RESOURCES INC
Condensed Consolidated Statements of Operations
(Unaudited) (Stated in U.S. Dollars)

	For the Three Months Ended	For the Three Months Ended
	September 30, 2018	September 30, 2017

Revenue	$-	$30,108
Cost of Goods Sold	-	29,854
Gross Profit	-	254

Operating Expenses
General and administrative expenses	171,050	1,521
Depreciation	-	72
Total Operating Expenses	171,050	1,593
Net Loss from Operations	(171,050)	(1,339)

Other Income (Expense)
Interest expenses	(49)	-
Loss Before Income Taxes	(171,099)	(1,339)

Provision for (Benefit of) Income Taxes
Income tax expense (benefit) - Current	-	-

Net Loss including noncontrolling interests	171,099	(1,339)

Less: Net loss attributable to noncontrolling interests	-	-

Net Loss attributable to Apex Resources Inc.	$(171,099)	$(1,339)

Loss per Common Share:
Basic and Diluted	$(0.03)	$(0.00)

Weighted average number of common shares outstanding:
Basic and Diluted	5,080,000	5,080,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-15

APEX RESOURCES INC
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Stated in U.S. Dollars)

	For the Three Months Ended	For the Three Months Ended
	September 30, 2018	September 30, 2017
Operating Activities
Net Loss including noncontrolling interests	(171,099)	(1,339)
Add: Loss on asset held for sale	7,791
Changes in operating assets and liabilities
Depreciation	-	72
Accounts payable	9,125	(1,000)
Net cash used in operating activities	(154,183)	(2,267)

Financing Activities
Loan from shareholder	97,648	1,500
Net cash provided by financing activities	97,648	1,500

Net decrease in cash and cash equivalents	$(56,535)	$(767)

Cash and equivalents at beginning of the period	71,499	2,756

Cash and equivalents at end of the period	$14,964	$1,989

Supplemental cash flow information:
Cash paid for:
Interest	$49	$-
Taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

F-16

Apex Resources, Inc.

Notes to the Condensed Financial Statements

September 30, 2018

Note 1: Organization and Basis of Presentation

Apex Resources, Inc. (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on March 31, 2015.

Sales of Steam Room Products

Prior to April 7, 2018, the Company was engaged in the business of selling high quality steam room products at competitive prices. The Company conducted the steam room sales operation from its principal office in Lithuania. The Company’s purchases and sales prices were both quoted in the U.S. Dollars and, therefore, used the U.S. Dollar as its functional currency to account for the financial position and results of operations of the steam room products sales activities.

On March 23, 2018, a change in control of the Company occurred, pursuant to which three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or approximately 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas, pursuant to that certain Securities Purchase Agreement (the “SPA”). Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions; and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas. As a result, the Company recorded additional paid-in capital as of March 23, 2018 for the $3,731 debt discharged by Mr. Dabasinkas. See Note 6: “Debt Discharge” and Note 11: “Change in Control”, for additional details.

After the end of the period ending September 30, 2018, the Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

Data Center Hosting Services

The Company entered into an agreement dated April 26, 2018 (the “ADC Agreement”) with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which the Company is obligated to contribute $2.0 million to a new company, Apex Data Center Inc. (“ADC”) incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin retains 20% of the equity of ADC. ADC will build a “mining pool”, or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee with the capability of accommodating up to 100,000 dedicated servers in facilities to be built in one or more locations that are currently being evaluated by the Company. While the Company does not currently own any rig machine, it is expected to receive and host 2,000 to 3,000 rig machines owned by Puxin in China into ADC’s facilities in the first phase. We will either host additional machines for other third parties or raise the capital to acquire additional machines. The target is to host a total of 10,000 rig machines in the facility in the next 12 months. As of September 30, 2018, the Company is still evaluating various options and has not finalized on the selection of the location of the facilities.

Under the ADC agreement, the Company has agreed to invest a total of $2 million for the construction and operation of the new ADC data center. Puxin will offer its expertise and assist the Company to design, budget, construct, and manage the day-to-day operations of the new ADC data center. Upon execution of the ADC Agreement, the Company is required to provide the first $280,000 of its total $2 million investment to ADC as working capital for development of the new ADC data center. To date, the Company has provided $20,000 of the required working capital amount. The Company intends to make the total capital contribution of $2 million in the next 12 months.

If the Company fails to make its total capital contribution of $2 million, Puxin may increase its capital contribution for any unfulfilled amount, diluting the Company’s ownership interest in ADC proportionately. Alternatively, the parties may agree to admit a third party as a new investor, with the resulting dilution in ownership of ADC being borne completely by the Company.

F-17

Apex Resources, Inc.

Notes to the Condensed Financial Statements

September 30, 2018

The Company’s financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and are expressed in the U.S. dollars. The Company’s fiscal year-end is June 30.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification (“ASC”), thereby removing the financial reporting distinction between development stage entities and other reporting entities from the U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements for the Company.

The Financial Statements and related disclosures as of September 30, 2018 are reviewed pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, all references to “Apex”, “Apex Resources”, “we”, “us”, “our” or the “company” are to Apex Resources, Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Bank overdraft, if any, is presented as a current liability in the balance sheet.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of September 30, 2018.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-18

 Apex Resources, Inc.

Notes to the Condensed Financial Statements

September 30, 2018

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal as of September 30, 2018.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

(1)	persuasive evidence of an arrangement exists;

(2)	delivery has occurred;

(3)	the selling price is fixed and determinable;

(4)	collectability is reasonably assured; and

(5)	the amount of future return can be reasonably estimated.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Income taxes are calculated and accrued for U.S. taxes only. The company did not accrue any Lithuanian taxes under Lithuanian corporate rules, as we believe our business activities prior to the April 7, 2018 discontinuance of steam room products sales generated no taxable income under the local tax rules.

F-19

Apex Resources, Inc.

Notes to the Condensed Financial Statements

September 30, 2018

Recent Accounting Pronouncements

Management has reviewed all the recently issued, but not yet effective, accounting pronouncements, and does not believe any of these pronouncements will have a material impact on the Company.

Unaudited Financial Statements

The balance sheet as of September 30, 2018, the statements of operations and cash flows for the three-month period ended September 30, 2018, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the three months ended September 30, 2018 are not necessarily indicative of results expected for the full year ending June 30, 2019. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at September 30, 2018 have been made.

It is suggested that these statements be read in conjunction with the June 30, 2018 audited financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K and related amendments filed with the Securities and Exchange Commission.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern for one year after the date the financial statements were issued.

For the period from its inception on March 31, 2015 to September 30, 2018, the Company had an accumulated net loss of $286,033. The Company also has a negative net worth of $235,102 as of September 30, 2018. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The ability to continue as a going concern is dependent upon the Company’s ability to successfully execute its business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operation when they become due. Management intends to finance operating costs over the next twelve months with loans from related parties or the issuance of equity and debt securities.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-20

Apex Resources, Inc.

Notes to the Condensed Financial Statements

September 30, 2018

Note 4: Concentrations

Our steam room product sales were concentrated with only one customer. Although sales were made without collateral, management believes the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal proceedings pending.

Note 6: Debt

In June 2015, the Company’s former Director and President Tadas Dabasinkas made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $105 which was carried as a loan payable. On January 31, 2016, Mr. Dabasinkas loaned the company an additional $326. During the year ended June 30, 2017, Mr. Dabasinkas paid an invoice for $800 on behalf of the Company. The balance of the loans at June 30, 2017, was $1,231. The loan is non-interest bearing, unsecured and due upon demand.

As of March 23, 2018, the outstanding principal balance of such loans from and advances by Mr. Dabasinkas was in the amount of $3,731. As a result of the change in control on March 23, 2018, and as more fully described in Note 11, “Change in Control”, the entire unpaid principal balance of these loans was discharged by Mr. Dabasinkas. The balance of the loans payable to Mr. Dabasinkas as of September 30, 2018, was $0.

Between March 23, 2018 (the date of the Change in Control as explained in Note 11), and September 30, 2018, a principal shareholder Harbor Torrance Family Trust made advances and loans (net of repayments) in the total amount of $252,648 to the Company as working capital. The loan from Harbor Torrance Family Trust is payable on demand and carries an interest rate of 0%.

Note 7: Capital Stock

As of September 30, 2018 the Company has 75,000,000 shares of common stock, par value of $0.001 per share, authorized.

On June 15, 2015 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its then-sole Director. The Company received aggregate gross proceeds of $4,000. As of September 30, 2018 there were no outstanding stock options or warrants.

In November 2016, the Company sold and issued 1,080,000 shares at $0.04 per share pursuant to its recent offering on a Registration Statement on Form S-1. The shares were issued to 31 independent shareholders for proceeds of $43,200.

Note 8: Fixed Assets

In June 30, 2015, the Company purchased land and a small office located at Aytaus g. 100, Varena, Lithuania. The purchase price of $8,655 was allocated as $4,327.50 for the building and $4,327.50 for the land. Prior to April 7, 2018 the Company utilized the space as its principal office to conduct the Company’s former steam room products sales activities. As the Company discontinued the steam room products sales activities on April 7, 2018, the office in Lithuania is treated as an asset held for sale under ASC 250-45 and ASC 360-10 post-April 6, 2018. Based on the analysis of the management, the sale of the land and the building is not likely to occur. Thus, management decided to write off the fixed assets, i.e. $7,791 for the period ended September 30, 2018.

F-21

Apex Resources, Inc.

Notes to the Condensed Financial Statements

September 30, 2018

Note 9: Income Taxes

Apex Resources Inc. is registered in the State of Nevada and is subject to the tax law of the United States of America and a federal corporate statutory tax rate of 21% starting January 1, 2018.

As of September 30, 2018, the Company had net operating loss carry forwards of approximately $293,824that may be available to reduce future years’ taxable income through 2035 and 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Benefit of income taxes for the three-month periods ended September 30, 2018 and 2017 were $0 and $0, respectively.

Note 10: Related Party Transactions

The Company has related party loan transactions involving the Company’s former director and a principal shareholder. The nature and details of these transactions are described in Note 6: Debt.

Note 11: Change in Control

On March 23, 2018, three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas pursuant to the SPA. Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions, and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas.

Note 12: Subsequent Events

The Company has evaluated events subsequent through the date these consolidated financial statements have been issued, February 20, 2019, to assess the need for potential recognition or disclosure in this prospectus. Such events were evaluated through the date these consolidated financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the consolidated financial statements.

F-22

APEX RESOURCES INC

Condensed Consolidated Balance Sheets

(Stated in U.S. Dollars)

	December 31, 2018	June 30, 2018
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$-	$71,499
Prepaid expense	1,145	1,145
Security Deposit	51,781	-
Total Current Assets	52,926	72,644

Fixed Assets
Building	-	4,328
Accumulated Depreciation - Building	-	(865)
Land	-	4,328
Total Fixed Assets	-	7,791

Total Assets	$52,926	$80,435

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Bank Overdraft	12,115	-
Accounts Payable	13,552	1,000
Loan from Related Party	345,648	155,000
Total Current Liabilities	371,315	156,000

Total Liabilities	$371,315	$156,000

Stockholders’ Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 5,080,000 shares issued and outstanding	5,080	5,080
Additional paid-in-capital	45,851	45,851
Deficit accumulated during the development stage	(365,549)	(122,725)
Total Stockholders’ Deficit - Apex Resources	(314,618)	(71,794)
Noncontrolling interests	(3,771)	(3,771)
Total Stockholders’ Deficit	(318,389)	(75,565)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$52,926	$80,435

The accompanying notes are an integral part of these condensed consolidated financial statements

F-23

APEX RESOURCES INC
Condensed Consolidated Statements of Operations
(Unaudited) (Stated in U.S. Dollars)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	December 31, 2018	December 31, 2017	December 31, 2018	December 31, 2017

Revenue	$-	$30,366	$-	$60,474
Cost of Goods Sold	-	20,989	-	50,843
Gross Profit	$-	9,377	-	9,631

Operating Expenses
General and administrative expenses	71,724	1,627	242,774	3,148
Depreciation	-	72	-	144
Total Operating Expenses	71,724	1,699	242,774	3,292
Net Income (Loss) from Operations	(71,724)	7,678	(242,774)	6,339

Other Income (Expense)
Interest expenses	-	-	49	-
Income (Loss) Before Income Taxes	(71,724)	7,678	(242,823)	6,339

Provision for (Benefit of) Income Taxes
Income tax expense (benefit) - Current	-	-

Net Income (Loss) including noncontrolling interests	(71,724)	7,678	(242,823)	6,339

Less: Net loss attributable to noncontrolling interests	-	-

Net Income (Loss) attributable to Apex Resources Inc.	$(71,724)	$7,678	$(242,823)	$6,339

Earnings (Loss) per Common Share:
Basic and Diluted	$(0.01)	$0.00	$(0.05)	$0.00

Weighted average number of common shares outstanding:
Basic and Diluted	5,080,000	5,080,000	5,080,000	5,080,000

The accompanying notes are an integral part of these condensed consolidated financial statements

F-24

APEX RESOURCES INC
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Stated in U.S. Dollars)

	Six Months Ended	Six Months Ended
	December 31, 2018	December 31, 2017
Operating Activities
Net Income (Loss) including noncontrolling interests	(242,823)	6,339
Add: Loss on asset held for sale	7,790
Changes in operating assets and liabilities
Depreciation	-	144
Accounts payable	12,552	(10,000)
Accrued expense		(1,000)
Security deposit	(51,781)
Net cash used in operating activities	(274,262)	(4,517)

Investing Activities
Net cash used in investing activities	-	-

Financing Activities
Loan from related party	190,648	2,000
Net cash provided by financing activities	190,648	2,000

Net increase (decrease) in cash and cash equivalents	$(83,614)	$(2,517)

Cash and equivalents at beginning of the period	71,499	2,756

Cash and equivalents at end of the period	$(12,115)	$239

Supplemental cash flow information:
Cash paid for:
Interest	$49	$-
Taxes	$-	$-

Significant non-cash transactions:
Discharged loan from Director converted to additional paid-in capital	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

F-25

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

December 31, 2018

Note 1: Organization and Basis of Presentation

Apex Resources, Inc. (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on March 31, 2015.

Sales of Steam Room Products

Prior to April 7, 2018, the Company was engaged in the business of selling high quality steam room products at competitive prices. The Company conducted the steam room sales operation from its principal office in Lithuania. The Company’s purchases and sales prices were both quoted in the U.S. Dollars and, therefore, used the U.S. Dollar as its functional currency to account for the financial position and results of operations of the steam room products sales activities.

On March 23, 2018, a change in control of the Company occurred, pursuant to which three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or approximately 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas, pursuant to that certain Securities Purchase Agreement (the “SPA”). Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions; and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas. As a result, the Company recorded additional paid-in capital as of March 23, 2018 for the $3,731 debt discharged by Mr. Dabasinkas. See Note 6: “Debt Discharge” and Note 11: “Change in Control”, for additional details.

After the end of the period ending June 30, 2018, the Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

Data Center Hosting Services

The Company entered into an agreement dated April 26, 2018 (the “ADC Agreement”) with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which the Company is obligated to contribute $2.0 million to a new company, Apex Data Center Inc. (“ADC”) incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin retains 20% of the equity of ADC. ADC will build a “mining pool”, or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee with the capability of accommodating up to 100,000 dedicated servers in facilities to be built in one or more locations that are currently being evaluated by the Company. While the Company does not currently own any rig machine, it is expected to receive and host 2,000 to 3,000 rig machines owned by Puxin in China into ADC’s facilities in the first phase. We will either host additional machines for other third parties or raise the capital to acquire additional machines. The target is to host a total of 10,000 rig machines in the facility in the next 12 months. As of December 31, 2018, the Company was still evaluating various options and had not finalized on the selection of the location of the facilities.

Under the ADC agreement, the Company has agreed to invest a total of $2 million for the construction and operation of the new ADC data center. Puxin will offer its expertise and assist the Company to design, budget, construct, and manage the day-to-day operations of the new ADC data center. Upon execution of the ADC Agreement, the Company is required to provide the first $280,000 of its total $2 million investment to ADC as working capital for development of the new ADC data center. As of the date of the filing of this Form 10-Q, the Company has provided $20,000 of the required working capital amount. The Company intends to make the total capital contribution of $2 million in the next 12 months.

If the Company fails to make its total capital contribution of $2 million, Puxin may increase its capital contribution for any unfulfilled amount, diluting the Company’s ownership interest in ADC proportionately. Alternatively, the parties may agree to admit a third party as a new investor, with the resulting dilution in ownership of ADC being borne completely by the Company.

F-26

 Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

December 31, 2018

The Company’s financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and are expressed in the U.S. dollars. The Company’s fiscal year-end is June 30.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification (“ASC”), thereby removing the financial reporting distinction between development stage entities and other reporting entities from the U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements for the Company.

The Financial Statements and related disclosures as of December 31, 2018 are reviewed pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, all references to “Apex”, “Apex Resources”, “we”, “us”, “our” or the “company” are to Apex Resources, Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Bank overdraft, if any, is presented as a current liability in the balance sheet.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2018.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-27

 Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

December 31, 2018

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal as of December 31, 2018.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

(1)	persuasive evidence of an arrangement exists;

(2)	delivery has occurred;

(3)	the selling price is fixed and determinable;

(4)	collectability is reasonably assured; and

(5)	the amount of future return can be reasonably estimated.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Income taxes are calculated and accrued for U.S. taxes only. The company did not accrue any Lithuanian taxes under Lithuanian corporate rules, as we believe our business activities prior to the April 7, 2018 discontinuance of steam room products sales generated no taxable income under the local tax rules.

F-28

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

December 31, 2018

Recent Accounting Pronouncements

Management has reviewed all the recently issued, but not yet effective, accounting pronouncements, and does not believe any of these pronouncements will have a material impact on the Company.

Unaudited Financial Statements

The balance sheet as of December 31, 2018, the statements of operations and cash flows for the six-month period ended December 31, 2018, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the six months ended December 31, 2018 are not necessarily indicative of results expected for the full year ending June 30, 2019. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at December 31, 2018 have been made.

It is suggested that these statements be read in conjunction with the June 30, 2018 audited financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K and related amendments filed with the Securities and Exchange Commission.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern for one year after the date the financial statements were issued.

For the period from its inception on March 31, 2015 to December 31, 2018, the Company had an accumulated net loss of $365,549. The Company also has a negative net worth of $314,618 as of December 31, 2018. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The ability to continue as a going concern is dependent upon the Company’s ability to successfully execute its business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operation when they become due. Management intends to finance operating costs over the next twelve months with loans from related parties or the issuance of equity and debt securities.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-29

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

December 31, 2018

Note 4: Concentrations

Our steam room product sales were concentrated with only one customer. Although sales were made without collateral, management believes the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal proceedings pending.

Note 6: Debt

In June 2015, the Company’s former Director and President Tadas Dabasinkas made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $105 which was carried as a loan payable. On January 31, 2016, Mr. Dabasinkas loaned the company an additional $326. During the year ended June 30, 2017, Mr. Dabasinkas paid an invoice for $800 on behalf of the Company. The balance of the loans at June 30, 2017, was $1,231. The loan is non-interest bearing, unsecured and due upon demand.

As of March 23, 2018, the outstanding principal balance of such loans from and advances by Mr. Dabasinkas was in the amount of $3,731. As a result of the change in control on March 23, 2018, and as more fully described in Note 11, “Change in Control”, the entire unpaid principal balance of these loans was discharged by Mr. Dabasinkas. The balance of the loans payable to Mr. Dabasinkas as of December 31, 2018, was $0.

Between March 23, 2018 (the date of the Change in Control as explained in Note 11), and December 31, 2018, a principal shareholder Harbor Torrance Family Trust made advances and loans (net of repayments) in the total amount of $345,648 to the Company as working capital. The loan from Harbor Torrance Family Trust is payable on demand and carries an interest rate of 0%.

Note 7: Capital Stock

As of December 31, 2018, the Company had 75,000,000 shares of common stock, par value of $0.001 per share, authorized.

On June 15, 2015, the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its then-sole Director. The Company received aggregate gross proceeds of $4,000. As of December 31, 2018, there were no outstanding stock options or warrants.

In November 2016, the Company sold and issued 1,080,000 shares at $0.04 per share pursuant to its recent offering on a Registration Statement on Form S-1. The shares were issued to 31 independent shareholders for proceeds of $43,200.

Note 8: Fixed Assets

In June 30, 2015, the Company purchased land and a small office located at Aytaus g. 100, Varena, Lithuania. The purchase price of $8,655 was allocated as $4,327.50 for the building and $4,327.50 for the land. Prior to April 7, 2018, the Company utilized the space as its principal office to conduct the Company’s former steam room products sales activities. As the Company discontinued the steam room products sales activities on April 7, 2018, the office in Lithuania is treated as an asset held for sale under ASC 250-45 and ASC 360-10 post-April 6, 2018. Based on the analysis of the management, the sale of the land and the building is not likely to occur. Thus, management wrote off the fixed assets, i.e. $7,790 for the period ended September 30, 2018.

F-30

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

December 31, 2018

Note 9: Income Taxes

Apex Resources Inc. is registered in the State of Nevada and is subject to the tax law of the United States of America and a federal corporate statutory tax rate of 21% starting January 1, 2018.

As of December 31, 2018, the Company had net operating loss carry forwards of approximately $365,549 that may be available to reduce future years’ taxable income through 2035 and 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Benefit of income taxes for the six-month periods ended December 31, 2018 and 2017 were $0 and $0, respectively.

Note 10: Related Party Transactions

The Company has related party loan transactions involving the Company’s former director and a principal shareholder. The nature and details of these transactions are described in Note 6: Debt.

Note 11: Change in Control

On March 23, 2018, three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas pursuant to the SPA. Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions, and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas.

Note 12: Subsequent Events

The Company has evaluated events subsequent through the date these consolidated financial statements have been issued, April 9, 2019, to assess the need for potential recognition or disclosure in this prospectus. Such events were evaluated through the date these consolidated financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the consolidated financial statements.

F-31

APEX RESOURCES INC
Condensed Consolidated Balance Sheets
(Stated in U.S. Dollars)

	March 31, 2019	June 30, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$13,351	$71,499
Prepaid expense	1,145	1,145
Total Current Assets	14,496	72,644

Fixed Assets
Building	-	4,328
Accumulated depreciation - Building	-	(865)
Land	-	4,328
Security deposit	55,751	-
Total Fixed Assets	55,751	7,791

Total Assets	$70,247	$80,435

LIABILITIES AND STOCKHOLDERS DEFICIT
Current Liabilities
Accounts payable	57,574	1,000
Payroll Tax Payable	5,332	-
Loan from related party	508,913	155,000
Total Current Liabilities	571,819	156,000

Total Liabilities	$571,819	$156,000

Stockholders Deficit
Common stock, $0.001 par value, 75,000,000 shares authorized; 5,080,000 shares issued and outstanding	5,080	5,080
Additional paid-in-capital	45,851	45,851
Deficit accumulated during the development stage	(548,732)	(122,725)
Total Stockholders Equity (Deficit) - Apex Resources	(497,801)	(71,794)
Noncontrolling interests	(3,771)	(3,771)
Total Stockholders Deficit	(501,572)	(75,565)

TOTAL LIABILITIES AND STOCKHOLDERS DEFICIT	$70,247	$80,435

The accompanying notes are an integral part of these consolidated financial statements

F-32

APEX RESOURCES INC
Condensed Consolidated Statements of Operations
(Unaudited) (Stated in U.S. Dollars)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	March 31, 2019	March 31, 2018	March 31, 2019	March 31, 2018

Revenue	$-			$60,474
Cost of Revenue	-			50,843
Gross Profit	$-	-	-	9,631

Operating Expenses
General and administrative expenses	182,811	1,458	425,585	4,606
Depreciation	-	72	-	216
Total Operating Expenses	182,811	1,530	425,585	4,822
Net Income (Loss) from Operations	(182,811)	(1,530)	(425,585)	4,809

Other Income (Expense)
Interest expenses	373	-	422	-
Income (Loss) Before Income Taxes	(183,184)	(1,530)	(426,007)	4,809

Provision for (Benefit of) Income Taxes
Income tax expense (benefit) - Current	-	(1,298)	-	(1,298)

Net Income (Loss) including noncontrolling interests	(183,184)	(232)	(426,007)	6,107

Less: Net loss attributable to noncontrolling interests	-	-	-	-

Net Income (Loss) attributable to Apex Resources Inc.	$(183,184)	$(232)	$(426,007)	$6,107

Earnings (Loss) per Common Share:
Basic and Diluted	$(0.04)	$(0.00)	$(0.08)	$0.00

Weighted average number of common shares outstanding:
Basic and Diluted	5,080,000	5,080,000	5,080,000	5,080,000

The accompanying notes are an integral part of these consolidated financial statements

F-33

APEX RESOURCES INC

Condensed Consolidated Statements of Changes in Stockholders Equity (Deficit)

(Unaudited)

			Additional		Non	Total
	No. of	Common	Paid In	Accumulated	Controlling	Stockholders
	Shares	Stock	capital	Deficit	Interest	Equity (Deficit)
Balance as of July 1, 2017	5,080,000	$5,080	$42,120	$(50,394)	$-	$(3,194)
Stockholder contribution (change in control)	-	-	3,731	-	-	3,731
Net loss	-	-	-	6,107	-	6,107
Balance as of March 31, 2018	5,080,000	5,080	45,851	(44,287)	-	6,644

Balance as of July 1, 2018	5,080,000	5,080	45,851	(122,725)	(3,771)	(75,565)
Net loss	-	-	-	(426,007)	-	(426,007)
Balance as of March 31, 2019	5,080,000	$5,080	$45,851	$(548,732)	$(3,771)	$(501,572)

The accompanying notes are an integral part of these consolidated financial statements

F-34

APEX RESOURCES INC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Stated in U.S. Dollars)

	Nine Months Ended	Nine Months Ended
	March 31, 2019	March 31, 2018
Operating Activities
Net Income (Loss) including noncontrolling interests	(426,007)	6,107
Add: Loss on asset held for sale	7,791
Changes in operating assets and liabilities
Depreciation	-	216
Bank overdraft	-	14
Prepaid purchase	-	(32,836)
Accounts payable	56,574	(9,503)
Accrued expense	-	(1,238)
Payroll tax payable	5,332
Unearned revenue	-	33,790
Security deposit	(55,751)	-
Income tax payable	-	(1,298)
Net cash used in operating activities	(412,060)	(4,748)

Investing Activities
Net cash used in investing activities	-	-

Financing Activities
Proceeds from loan from director	-	2,500
Loan from related parties	353,913	-
Net cash provided by financing activities	353,913	2,500

Net increase (decrease) in cash and cash equivalents	$(58,148)	$(2,248)

Cash and equivalents at beginning of the period	71,499	2,756

Cash and equivalents at end of the period	$13,351	$507

Supplemental cash flow information:
Cash paid for:
Interest	$373	$-
Taxes	$-	$-

Significant non-cash transactions:
Discharged loan from Director converted to additional paid-in capital	$-	$-

The accompanying notes are an integral part of these consolidated financial statements

F-35

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

March 31, 2019

Note 1: Organization and Basis of Presentation

Apex Resources, Inc. (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on March 31, 2015.

Sales of Steam Room Products

Prior to April 7, 2018, the Company was engaged in the business of selling high quality steam room products at competitive prices. The Company conducted the steam room sales operation from its principal office in Lithuania. The Company’s purchases and sales prices were both quoted in the U.S. Dollars and, therefore, used the U.S. Dollar as its functional currency to account for the financial position and results of operations of the steam room products sales activities.

On March 23, 2018, a change in control of the Company occurred, pursuant to which three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or approximately 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas, pursuant to that certain Securities Purchase Agreement (the “SPA”). Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions; and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas. As a result, the Company recorded additional paid-in capital as of March 23, 2018 for the $3,731 debt discharged by Mr. Dabasinkas. See Note 6: “Debt Discharge” and Note 11: “Change in Control”, for additional details.

After the end of the period ending June 30, 2018, the Company completed the last sale of steam room products by making delivery on April 6, 2018 of inventory ordered by a customer in February 2018. The steam room sales activities were discontinued after April 6, 2018.

Data Center Hosting Services

The Company entered into an agreement dated April 26, 2018 (the “ADC Agreement”) with Chongqing Puxin Blockchain Technology Co., Ltd. (“Puxin”), a cryptocurrency mining company in China, pursuant to which the Company is obligated to contribute $2.0 million to a new company, Apex Data Center Inc. (“ADC”) incorporated by Puxin, in exchange for an 80% equity in ADC. Puxin retains 20% of the equity of ADC. ADC will build a “mining pool”, or a facility with rig machines that mine cryptocurrencies, for a hosting or management fee with the capability of accommodating up to 100,000 dedicated servers in facilities to be built in one or more locations that are currently being evaluated by the Company. While the Company does not currently own any rig machine, it is expected to receive and host 2,000 to 3,000 rig machines owned by Puxin in China into ADC’s facilities in the first phase. We will either host additional machines for other third parties or raise the capital to acquire additional machines. The target is to host a total of 10,000 rig machines in the facility in the next 12 months. As of March 31, 2019, the Company was still evaluating various options and had not finalized on the selection of the location of the facilities.

Under the ADC agreement, the Company has agreed to invest a total of $2 million for the construction and operation of the new ADC data center. Puxin will offer its expertise and assist the Company to design, budget, construct, and manage the day-to-day operations of the new ADC data center. Upon execution of the ADC Agreement, the Company is required to provide the first $280,000 of its total $2 million investment to ADC as working capital for development of the new ADC data center. As of the date of the filing of this Form 10-Q, the Company has provided $20,000 of the required working capital amount. The Company intends to make the total capital contribution of $2 million in the next 12 months.

Due to the lack of progress in the implementation of the business plan contemplated in the ADC Agreement, the Company and Puxin agreed to terminate the ADC Agreement on April 1, 2019. See Note 12: Subsequent Events for details of the terms of termination.

F-36

 Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

March 31, 2019

The Company’s financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and are expressed in the U.S. dollars. The Company’s fiscal year-end is June 30.

In June 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-10, “Development Stage Entities”. The amendments in this update remove the definition of a development stage entity from the Master Glossary of the Accounting Standards Codification (“ASC”), thereby removing the financial reporting distinction between development stage entities and other reporting entities from the U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements for the Company.

The Financial Statements and related disclosures as of March 31, 2019 are reviewed pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Unless the context otherwise requires, all references to “Apex”, “Apex Resources”, “we”, “us”, “our” or the “company” are to Apex Resources, Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Bank overdraft, if any, is presented as a current liability in the balance sheet.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2019.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-37

 Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

March 31, 2019

Leases

In February 2016, the FAS issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. In July 2018, the FASB issued ASU 2018-11, ”Leases (Topic 842): Targeted Improvements” (“ASU 2018-11”) and ASU 2018-10, ”Codification Improvements to Topic 842, Leases” (“ASU 2018-10”). ASU 2018-11 provides for an additional optional adoption method of ASU 2016-02, allowing for the application of the new standard as of the adoption date and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. ASU 2018-10 provides corrections and updates to the previously issued codification regarding Topic 842. Various areas of the codification were impacted from the update. The two standards follow the effective dates of ASU 2016-02. The Company’s non-cancellable leases consist of an office leases of 6,543 square feet expiring in March 2024. The Company is currently assessing and implementing the new standard, including classification of leases, identifying lease and non-lease components, discount rates, and the practical expedients that are available under the guidance. The Company expects to complete the assessment of the impacts of adopting the new standard by the end of the June 30, 2019 fiscal year.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal as of March 31, 2019.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

(1)	persuasive evidence of an arrangement exists;

(2)	delivery has occurred;

(3)	the selling price is fixed and determinable;

(4)	collectability is reasonably assured; and

(5)	the amount of future return can be reasonably estimated.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Income taxes are calculated and accrued for U.S. taxes only. The company did not accrue any Lithuanian taxes under Lithuanian corporate rules, as we believe our business activities prior to the April 7, 2018 discontinuance of steam room products sales generated no taxable income under the local tax rules.

F-38

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

March 31, 2019

Unaudited Financial Statements

The balance sheet as of March 31, 2019, the statements of operations and cash flows for the nine-month period ended March 31, 2019, have been prepared by the Company without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures, normally included in the financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted as allowed by such rules and regulations, and the Company believes that the disclosures are adequate to make the information presented not misleading. The results of operations for the nine months ended March 31, 2019 are not necessarily indicative of results expected for the full year ending June 30, 2019. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and changes in financial position at March 31, 2019 have been made.

It is suggested that these statements be read in conjunction with the June 30, 2018 audited financial statements and the accompanying notes included in the Company’s Annual Report on Form 10-K and related amendments filed with the Securities and Exchange Commission.

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern for one year after the date the financial statements were issued.

For the period from its inception on March 31, 2015 to March 31, 2019, the Company had an accumulated net loss of $548,732. The Company also has a negative net worth of $497,801 as of March 31, 2019. This raises substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The ability to continue as a going concern is dependent upon the Company’s ability to successfully execute its business plan and generate profitable operations in the future, and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operation when they become due. Management intends to finance operating costs over the next twelve months with loans from related parties or the issuance of equity and debt securities.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

F-39

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

March 31, 2019

Note 4: Lease Commitment

The Company entered into a 63-month operating lease for its office space in the City of Industry on January 1, 2019. California. The payment obligations of the lease are guaranteed by Harbor Green Grains, LP, an entity controlled by one of the Company’s majority shareholders. Future minimum lease payment under the lease are as follows:

For the 12-month period ending	March 31
2020	$177,296
2021	182,615
2022	205,610
2023	211,778
2024	218,131
Total Future Minimum Lease Payment	$995,430

Rent expense for the three and nine months ended March 31, 2019 was $32,061 and $32,061, respectively. No rent expense was incurred in the comparable periods in 2018.

Note 5: Legal Matters

The Company has no known legal proceedings pending.

Note 6: Debt

In June 2015, the Company’s former Director and President Tadas Dabasinkas made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $105 which was carried as a loan payable. On January 31, 2016, Mr. Dabasinkas loaned the company an additional $326. During the year ended June 30, 2017, Mr. Dabasinkas paid an invoice for $800 on behalf of the Company. The balance of the loans at June 30, 2017, was $1,231. The loan is non-interest bearing, unsecured and due upon demand.

As of March 23, 2018, the outstanding principal balance of such loans from and advances by Mr. Dabasinkas was in the amount of $3,731. As a result of the change in control on March 23, 2018, and as more fully described in Note 11, “Change in Control”, the entire unpaid principal balance of these loans was discharged by Mr. Dabasinkas. The balance of the loans payable to Mr. Dabasinkas as of March 31, 2019, was $0.

Between March 23, 2018 (the date of the Change in Control as explained in Note 11), and March 31, 2019, a principal shareholder Harbor Torrance Family Trust made advances and loans (net of repayments) in the total amount of $508,913 to the Company as working capital. The loan from Harbor Torrance Family Trust is payable on demand and carries an interest rate of 0%.

Note 7: Capital Stock

As of March 31, 2019, the Company had 75,000,000 shares of common stock, par value of $0.001 per share, authorized.

On June 15, 2015, the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its then-sole Director. The Company received aggregate gross proceeds of $4,000. As of March 31, 2019, there were no outstanding stock options or warrants.

In November 2016, the Company sold and issued 1,080,000 shares at $0.04 per share pursuant to its offering on a Registration Statement on Form S-1. The shares were issued to 31 independent shareholders for proceeds of $43,200.

Note 8: Fixed Assets

In June 30, 2015, the Company purchased land and a small office located at Aytaus g. 100, Varena, Lithuania. The purchase price of $8,655 was allocated as $4,327.50 for the building and $4,327.50 for the land. Prior to April 7, 2018, the Company utilized the space as its principal office to conduct the Company’s former steam room products sales activities. As the Company discontinued the steam room products sales activities on April 7, 2018, the office in Lithuania is treated as an asset held for sale under ASC 250-45 and ASC 360-10 post-April 6, 2018. Based on the analysis of the management, the sale of the land and the building is not likely to occur. Thus, management wrote off the fixed assets, i.e. $7,791 for the period ended September 30, 2018.

F-40

Apex Resources, Inc.

Notes to the Unaudited Condensed Consolidated Interim Financial Statements

March 31, 2019

Note 9: Income Taxes

Apex Resources Inc. is registered in the State of Nevada and is subject to the tax law of the United States of America and a federal corporate statutory tax rate of 21% starting January 1, 2018.

As of March 31, 2019, the Company had net operating loss carry forwards of approximately $548,731 that may be available to reduce future years’ taxable income through 2036 and 2039. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

Benefit of income taxes for the nine-month periods ended March 31, 2019 and 2018 were $0 and $0, respectively.

Note 10: Related Party Transactions

The Company has related party loan transactions involving the Company’s former director and a principal shareholder. The nature and details of these transactions are described in Note 6: Debt.

Note 11: Change in Control

On March 23, 2018, three parties acquired an aggregate 4,000,000 shares of the Company’s common stock (or 78.74% of the total issued and outstanding shares of the Company as of the date of acquisition) from Tadas Dabasinkas pursuant to the SPA. Mr. Dabasinkas received an aggregate $443,079 for the 4,000,000 shares; the Company received no proceeds from this transaction. Pursuant to the SPA and other related agreements, Mr. Dabasinkas resigned from all management and Board positions, and all of the Company’s outstanding loan balance owed to Mr. Dabasinkas, in the amount of $3,731, was fully forgiven by Mr. Dabasinkas.

Note 12: Subsequent Events

The Company has evaluated events subsequent through the date these consolidated financial statements have been issued, May 15, 2019, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these consolidated financial statements were available to be issued. Based upon this evaluation, the company has no subsequent event occurred that require recognition or disclosure in the consolidated financial statements, except for the followings:

Termination of the ADC Agreement

On April 1, 2019, the Company signed a termination and release agreement (the “ADC Termination Agreement”) with Chongqing Puxin Blockchain Technology Co., Ltd., a company organized under the laws of the People’s Republic of China (“Puxin”) to terminate the agreement previously entered into by the two companies on April 26, 2018 (the “ADC Agreement”). Under the ADC Agreement, (1) a joint venture entity Apex Data Center Inc. was incorporated to pursue the data mining operations in the state of Washington, (2) the Company was obligated to contribute the sum of $2.0 million cash in exchange for 80% of ADC’s shares of common stock to be issued, and (3) Puxin was obligated to contribute properties and services in kind (equipment, labor, professional services, etc.) for its 20% ownership in ADC. Upon signing of the ADC Termination Agreement, the Company and Puxin agreed to terminate the ADC Agreement immediately. The Companmy and Puxin also agreed to irrevocably and unconditionally release each other from any claims, charges, causes of action or any other liabilities arising out of the ADC Agreement.

F-41